                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              ORYX ENERGY COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                           [ORYX LOGO APPEARS HERE]


                              ORYX ENERGY COMPANY
                                13155 NOEL ROAD
                           DALLAS, TEXAS 75240-5067

                           NOTICE OF ANNUAL MEETING

March 27, 1996

  The 1996 Annual Meeting of Stockholders of Oryx Energy Company will be held in the Lakewood Room I & II of Cityplace Conference Center, 2711 North Haskell, Dallas, Texas, on Thursday, May 2, 1996, at 9:00 a.m., for the following purposes:

    1. Election of three directors to Class II of the Company's Board of Directors;

    2. Approval of the appointment of independent accountants for 1996;

    3. Approval of the Equity and Deferred Compensation Plan for Non-Employee Directors;

    4. Approval of the Executive Variable Incentive Plan for executive employees; and

    5. To transact such other business as may properly come before the Annual Meeting, including acting upon stockholder proposals.

  Only stockholders of record at the close of business on March 11, 1996, will be entitled to vote at the Annual Meeting or any adjournments thereof. A complete list of such stockholders will be available for examination at the offices of the Company in Dallas, Texas, during ordinary business hours for a period of 10 days prior to the meeting.

   PLEASE SIGN,  DATE AND  MAIL  THE ENCLOSED  PROXY  CARD IN  THE ENVELOPE
      PROVIDED.  ADMISSION TICKETS  WILL  BE REQUIRED.  IF  YOU  PLAN TO
         ATTEND  THE MEETING,  PLEASE  MARK YOUR  CARD  IN THE  SPACE
            PROVIDED.  AN  ADMISSION  TICKET IS  ATTACHED  TO  THE
               LOWER PORTION OF THE PROXY CARD.

                                              By Order of the Board of
                                              Directors

                                              William C. Lemmer
                                              Vice President, General Counsel
                                              and Secretary

                               TABLE OF CONTENTS

CONTENTS                                                            PAGE
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
Proxy Statement                                                        1
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Voting Securities                                                      1
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Voting Procedures                                                      1
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Voting Tabulation                                                      1
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Security Ownership of Certain Beneficial Owners                        2
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Election of Directors
 . Item Number 1 on Proxy Card                                          3
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Information Concerning the Board of Directors                          6
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Security Ownership of Management                                       8
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Executive Compensation                                                 9
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Approval of Independent Accountants
 . Item Number 2 on Proxy Card                                         19
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Approval of Equity and Deferred Compensation Plan for Non-Employee
Directors
 . Item Number 3 on Proxy Card                                         19
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Approval of Executive Variable Incentive Plan
 . Item Number 4 on Proxy Card                                         23
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Proposals of Stockholders
 . Items Number 5 and 6 on Proxy Card                                  25
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Other Business                                                        28
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Section 16(a) Reporting Delinquencies                                 28
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Stockholder Nominations and Proposals for the 1997 Annual Meeting     28
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Solicitation of Proxies                                               29
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Equity and Deferred Compensation Plan for Non-Employee Directors     A-1
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Executive Variable Incentive Plan ("Executive VIP")                  B-1
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

 . Items scheduled to be voted on at the Annual Meeting.

PROXY STATEMENT
                      ---------------------------------------------------------

  This Proxy Statement and the accompanying proxy/voting instruction card (the "proxy card") are being furnished to stockholders of Oryx Energy Company ("Company") in connection with the solicitation by the Company's Board of Directors ("Board") of proxies to be used at the 1996 Annual Meeting of Stockholders to be held on May 2, 1996, or any adjournments thereof ("Meeting"). The approximate date of mailing of this Proxy Statement and accompanying proxy card is March 27, 1996.

VOTING SECURITIES
                       --------------------------------------------------------

  The only outstanding voting security of the Company is common stock, $1 par value ("Common Stock"). On March 11, 1996, the record date for the Meeting, there were 104,566,704 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each such share of Common Stock is entitled to one vote. In addition, there were 3,001,876 outstanding shares of Common Stock held by a subsidiary of the Company which shares, under Delaware law, are not entitled to be voted at the Meeting. A majority of the shares of Common Stock outstanding and entitled to be voted at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum.

VOTING PROCEDURES
                        -------------------------------------------------------

  The accompanying proxy card serves to appoint proxies for record holders of Common Stock or to give voting instructions to the trustees of the Oryx Energy Company Capital Accumulation Plan ("CAP") by plan participants.
  If a properly signed proxy card is returned by a record holder which specifies how the shares of Common Stock represented thereby are to be voted with respect to any of the items thereon ("Items"), the shares will be voted in accordance with these specifications. If a properly signed proxy card is returned by a record holder which does not specify how the shares are to be voted on any Item, the shares will be voted as recommended by the Board with respect to that Item.
  If a properly signed proxy card is returned by a plan participant which specifies how shares of Common Stock in CAP are to be voted with respect to any Item, the shares will be voted in accordance with these specifications. If a properly signed proxy card is returned by a plan participant which does not specify how the shares are to be voted on any Item, the trustees will vote those shares, in accordance with the terms of CAP, in the same proportion as the shares for which instructions have been received from other participants in the same fund. UNALLOCATED SHARES OF COMMON STOCK IN FUND L OF CAP WILL BE VOTED IN THE SAME PROPORTION AS THE ALLOCATED SHARES. IF A PLAN PARTICIPANT DOES NOT WISH TO ASSUME THE RESPONSIBILITY OF GIVING VOTING INSTRUCTIONS WITH RESPECT TO UNALLOCATED SHARES, SUCH PARTICIPANT MAY AVOID THIS RESPONSIBILITY BY NOT SIGNING AND RETURNING A PROXY CARD.

VOTING TABULATION
                        -------------------------------------------------------

  The Company has a confidential voting policy which provides that all votes will be kept confidential and will not be disclosed to the Company, its affiliates, directors, officers or employees except when disclosure is expressly requested by a stockholder (whether by written comment on proxy cards or otherwise), in the case of a contested proxy solicitation or in the event disclosure is required by law. As part of the policy, the Company will employ an independent tabulator to receive and tabulate the proxies and will appoint one or more independent inspectors of election to act at the Meeting and to make a written report thereof.
  Prior to the Meeting, the tabulator and inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.
  Stockholders who return properly signed proxy cards will have the number of shares of Common Stock represented by such proxy cards counted as "present" for purposes of establishing a quorum and determining the number of votes needed for approval of all Items before the Meeting other than election of directors. Any stockholder who returns the proxy card but who does not desire to vote and wishes to record this fact may abstain from voting by marking the appropriate space on the proxy card. However, proxy cards marked as abstaining and proxy cards containing broker non-votes will be counted as present for both the purpose of establishing a quorum and determining the number of votes needed for approval of all Items before the Meeting other than the election of directors.
  With respect to the election of directors, under Delaware law directors are elected by a plurality of the votes of shares of Common Stock cast, provided a quorum is present. Votes withheld and shares not voted will have no effect on the vote. With regard to the other Items to be voted on, under Delaware law and the Company's Bylaws, approval requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting. Abstentions on these Items will have the effect of a negative vote since they require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting in order to be approved. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have discretionary authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are therefore entitled to vote on the election of directors, the appointment of independent accountants and the approval of the Equity and Deferred Compensation Plan for Non-Employee Directors and the Executive Variable Incentive Plan. With respect to the stockholder proposals, however, brokers may not vote shares held for customers without specific instructions from the customer. Any resulting broker non-vote will have the effect of a negative vote since these Items require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting in order to be approved.
  Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy. Attendance at the Meeting will not be effective to revoke the proxy unless written notice of revocation also has been given to the Secretary of the Meeting before the voting of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                                               ----------------

  The following stockholders are the only persons known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of December 31, 1995:


                                                           Shares of  Percent of
                                                             Common     Common
  Name and Address                                           Stock      Stock
--------------------------------------------------------------------------------
  Wellington Management Company (1)....................... 10,082,700    9.7
   75 State Street
   Boston, Massachusetts 02109
  The Prudential Insurance Company of America (2).........  6,932,924    6.7
   Prudential Plaza
   Newark, New Jersey 70102-3777

(1) The information relating to the Wellington Management Company ("Wellington") was obtained from Schedule 13G dated January 31, 1996 filed by that company with respect to its ownership of Company securities as of December 31, 1995. No single Wellington investment advisory client, other than Vanguard/Windsor Fund, Inc. ("Vanguard/Windsor"), owns more than five percent of the outstanding Common Stock. The Schedule 13G dated February 2, 1996 filed by Vanguard/Windsor indicates it is the beneficial owner of 6,533,000 or 6.3 percent of the outstanding Common Stock. Vanguard/Windsor has sole voting power and shared dispositive power with respect to the entire 6,533,000 shares of Common Stock. Wellington's voting and dispositive power consist of the following: zero shares with sole and 2,040,000 shares with shared voting power, and zero shares with sole and 10,082,700 with shared dispositive power.

(2) The information relating to The Prudential Insurance Company of America ("Prudential") was obtained from Schedule 13G dated February 12, 1996 filed by that company with respect to its ownership of Company securities as of December 31, 1995. Prudential holds 86,500 shares of Common Stock for the benefit of its general account. In addition, Prudential may have direct or indirect voting and/or investment discretion over 6,846,424 shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This amount includes convertible bonds convertible into 226,810 shares of Common Stock. Prudential's voting and dispositive power consist of the following: 1,465,396 shares with sole and 5,192,118 shares with shared voting power, and 1,465,396 shares with sole and 5,240,718 shares with shared dispositive power.

ELECTION OF DIRECTORS
                             --------------------------------------------------
ITEM NUMBER 1 ON PROXY CARD

  The Company's Certificate of Incorporation has established three classes of directors, so that approximately one-third of the Board is elected each year. The terms of the Class II directors expire at the Meeting. The three current Class II directors are: Robert L. Keiser, Paul R. Seegers and Ian L. White-Thomson.
  The Board has nominated Messrs. Keiser, Seegers and White-Thomson for re-election as Class II directors. The terms of these Class II directors, if elected, will expire on the date of the Annual Meeting of Stockholders in 1999, or at such time as their successors are elected and qualified. The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote.
  If any of the nominees is not elected or is unable to serve (although such a contingency is not expected), the remaining Board members may elect a substitute or, alternatively, may reduce the size of the Board, all in accordance with the Company's Bylaws. All current directors are described below, in order of their classification.

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CLASS II -- TERM EXPIRES 1999 (IF ELECTED)

-------------------------------------------------------------------------------

                ROBERT L. KEISER (Director since 1991) Chairman of the Board,
[PHOTO OF       Chief Executive Officer and President since December 1, 1994.
ROBERT L.       Age 53. President and Chief Operating Officer of the Company
KEISER          from January 1, 1992 until November 30, 1994. Mr. Keiser was
APPEARS HERE]   President and Chief Executive Officer of Oryx U.K. Energy
                Company from January 1, 1990 through December 1991. He was also Vice President, International Exploration and Production
                for the Company from January 1990 until August 1990 and from
                April 1991 through December 1991.
-------------------------------------------------------------------------------

                PAUL R. SEEGERS (Director since 1990) President of Seegers
                Enterprises. Age 66. Chairman of the Board of Centex
                Corporation from July 1988 until his retirement in July 1991.
                From July 1985 to July 1988, he was also its Chief Executive
[PHOTO OF       Officer, and from July 1978 to July 1985 its Vice Chairman and
PAUL R.         Co-Chief Executive Officer. Mr. Seegers is a member of the
SEEGERS         board of directors of Centex Corporation and Chairman of its
APPEARS HERE]   Executive Committee and is a member of the board of directors of RAC Financial Group, Inc. He is a member of the Board of
                Methodist Hospitals of Dallas and a trustee of Southwestern
                Medical Foundation.
-------------------------------------------------------------------------------

                IAN L. WHITE-THOMSON (Director since 1993) President and Chief
                Executive Officer of U.S. Borax Inc. since 1988 and since
                April 1, 1995, Chief Executive of the global RTZ Borax Group.
[PHOTO OF       Age 59. Prior to 1988 he was Vice President, Marketing and
IAN L.          then Executive Vice President of the same company. Mr. White-
WHITE-THOMSON   Thomson has been a director of U.S. Borax Inc. since 1973.
APPEARS HERE]   During 1985 and 1986 he was Group Executive of Pennsylvania
                Glass Sand Corporation and Ottawa Silica Company, newly acquired subsidiaries of U.S. Borax Inc., and organized their combination as U.S. Silica, of which company he was Group
                Executive in 1987. Mr. White-Thomson has been a director of the American Mining Congress since 1989 and he has previously served as a director and held several positions, including
                Chairman, of the Chemical Industry Council of California. He is a director of KCET Community Television of Southern
                California. He was born and educated in England and became a U.S. citizen in 1982.

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CLASS III -- TERM EXPIRES 1997

-------------------------------------------------------------------------------

                JERRY W. BOX (Director since 1994) Executive Vice President
[PHOTO OF       and Chief Operating Officer since December 1995. Age 57. Mr.
JERRY W.        Box held the position of Executive Vice President, Exploration
BOX             and Production from December 1994 to November 1995. From
APPEARS HERE]   January 1992 through November 1994, he was Senior Vice
                President, Exploration and Production, and he was Vice
                President, Exploration from January 1987 through December
                1991.
-------------------------------------------------------------------------------

                WILLIAM E. BRADFORD (Director since 1993) President and Chief
                Executive Officer of Dresser Industries, Inc., since November
                1995 and a director of Dresser Industries, Inc. since March
[PHOTO OF       1992. Age 61. Mr. Bradford served as President and Chief
WILLIAM E.      Operating Officer of Dresser Industries, Inc. from March 1992
BRADFORD        to November 1995. Mr. Bradford was President and Chief
APPEARS HERE]   Executive Officer of Dresser-Rand Company from February 1988 to March 1992. From March 1982 to March 1992 he was Senior
                Vice President of Operations of Dresser Industries, Inc. Mr.
                Bradford is a director of Diamond Shamrock, Inc.
-------------------------------------------------------------------------------

                EDWARD W. MONEYPENNY (Director since 1994) Executive Vice
                President, Finance, and Chief Financial Officer since December
[PHOTO OF       1, 1994. Age 54. Senior Vice President, Finance, and Chief
EDWARD W.       Financial Officer from January 1992 through November 1994 and
MONEYPENNY      Vice President, Finance and Chief Financial Officer from
APPEARS HERE]   November 1988 through December 1991. He serves on the Board of
                MESBIC Ventures Holding Company and is a member of the Business Advisory Council, College of Commerce and Business
                Administration, University of Illinois.

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                                       4

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CLASS I -- TERM EXPIRES 1998

-------------------------------------------------------------------------------

                ROBERT B. GILL (Director since 1989) Vice Chairman of the
                Board of J. C. Penney Company, Inc. from 1982 and Chief
[PHOTO OF       Operating Officer of J. C. Penney Stores and Catalog from
ROBERT B.       March 1, 1990 until his retirement on July 1, 1992. Age 64.
GILL            Prior to his retirement from J. C. Penney, he served as
APPEARS HERE]   Chairman of the Board of the J. C. Penney National Bank and
                the J. C. Penney Insurance Company. He was a director of the National Junior Achievement, Chairman of the Board of Trustees of the National 4-H Council and a member of the board of directors of the U.S. Chamber of Commerce. He currently is a Trustee of Pace University and a member of the Business
                Advisory Committee at Lehigh University.

-------------------------------------------------------------------------------

                DAVID S. HOLLINGSWORTH (Director since 1988) Chairman of the
[PHOTO OF       Board and Chief Executive Officer of Hercules Incorporated
DAVID S.        from 1987 until his retirement on December 31, 1990. Age 67.
HOLLINGSWORTH   From 1986 to 1987, Mr. Hollingsworth was Vice Chairman of the
APPEARS HERE]   same company. Previously, he was Vice President with various responsibilities, including corporate planning and marketing.
                Prior to his retirement, Mr. Hollingsworth was a member of the board of directors of the U.S. Chamber of Commerce. He was also a member of the board and the executive committee of both the Chemical Manufacturers Association and the Medical Center
                of Delaware and a member of the Delaware Business Roundtable.
                Mr. Hollingsworth is a member of the board of directors of the
                Delaware Trust Company.
-------------------------------------------------------------------------------

                CHARLES H. PISTOR, JR. (Director since 1988) Former Vice Chair of Southern Methodist University from October 1991 to
[PHOTO OF       September 1995. Age 65. Mr. Pistor was Chairman of the Board
CHARLES H.      and Chief Executive Officer of NorthPark National Bank from
PISTOR, JR.     1988 to June 1990. He retired as Vice Chairman of First
APPEARS HERE]   RepublicBank Corporation, and Chairman and Chief Executive
                Officer of First RepublicBank Dallas, N.A. in April 1988.
                Before that time, he was Chairman of the Board and Chief
                Executive Officer of RepublicBank Dallas, N.A. Mr. Pistor is a
                past-president of the American Bankers Association. Mr. Pistor also serves as a director of AMR Corporation, American Brands,
                Inc. and Centex Corporation. He is a member of the Executive
                Board of the Cox School of Business at Southern Methodist
                University.
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                                       5

INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                                              -----------------

BOARD MEETINGS AND COMMITTEES

  The Board held 13 meetings in 1995. The permanent committees of the Board, number of meetings held in 1995, current composition and functions are:
  AUDIT COMMITTEE (THREE MEETINGS) -- Paul R. Seegers, Chairman; William E. Bradford; Robert B. Gill; and Ian L. White-Thomson -- examines the Company's accounting processes, financial controls and reporting systems; and assesses the performance and recommends the appointment of independent accountants.
  BOARD POLICY AND NOMINATING COMMITTEE (THREE MEETINGS) -- Charles H. Pistor, Jr., Chairman; William E. Bradford; and Paul R. Seegers -- responsible for corporate governance processes and Board practices; reviews the role, composition and structure of the Board and its committees; recommends nominees for election to the Board; initiates the review of Board performance and reviews the performance of the Chairman and Chief Executive Officer; and oversees planning for the succession to senior executive positions.
  COMPENSATION COMMITTEE (FOUR MEETINGS) -- David S. Hollingsworth, Chairman; Robert B. Gill; and Ian L. White-Thomson -- supervises and administers the compensation and benefit policies, practices and plans of the Company.
  EXECUTIVE COMMITTEE (NO MEETINGS) -- Robert L. Keiser, Chairman; Jerry W. Box; Edward W. Moneypenny; and Charles H. Pistor, Jr. -- exercises the authority of the Board during the intervals between meetings of the Board.
  MLP COMMITTEE (FOUR MEETINGS) -- Jerry W. Box; Robert L. Keiser; and Edward
W. Moneypenny -- determines the frequency and amount of funding of Sun Energy Partners, L.P.; and determines the frequency and amount of cash distributions to be made by Sun Energy Partners, L.P. and the record dates of such distributions.
  During 1995 the directors attended 95 percent of Board and committee meetings.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

  The Company established stock ownership guidelines for its non-employee directors in 1995. These voluntary guidelines were established to further enhance the "stakeholder" interest of the directors in the Company and thus more closely align their interests with those of stockholders. Under the guidelines, non-employee directors are encouraged to own within a three-year period Common Stock having an aggregate market value equal to at least three times their current annual retainer.
  To facilitate achievement of these guidelines, the Company is seeking stockholder approval of a new Equity and Deferred Compensation Plan for Non-Employee Directors (the "Directors' Equity Plan"), as described on page 19 of this Proxy Statement. If approved by stockholders, the Directors' Equity Plan would require, among other things, that non-employee directors be paid one-half of their annual retainer in Common Stock and allow them to apply up to 100 percent of their cash compensation to the purchase of Common Stock.

DIRECTORS' COMPENSATION

  Directors (other than executive officers of the Company) are paid $24,000 per year plus $4,000 per year for each committee of which they are chairman or $2,500 per year for each committee of which they are members. These directors also receive an attendance fee of $1,000 for each Board meeting, committee meeting or management meeting. Except as set forth in this section, these directors do not receive remuneration from the Company. Executive officers of the Company are not paid additional remuneration for their services as directors.
  Under the Directors' Deferred Compensation Plan, a director may elect to defer all or a portion of his cash compensation from the Company by filing a written election. All deferred payments commence no earlier than the first day of any year which is at least one year after the year in which compensation is earned and no later than the third calendar year following retirement from the Board. Under this plan, directors may elect to defer compensation into interest bearing accounts. Deferrals are credited quarterly with interest equal to the rate of return from the Company's CAP Stable Value Fund. Prior to May 1, 1991, directors were also permitted to defer into accounts which were treated as if they were invested in shares of Common Stock. All payments for share units are made in cash based upon the market value of Common Stock at the time of payment. Under the Directors' Equity Plan, the Directors' Deferred Compensation Plan would be terminated effective as of July 1, 1996. Upon termination of this plan, all cash units and share units credited to the accounts of directors thereunder will be transferred and credited to accounts established for such directors under the Directors' Equity Plan. See "Approval of Equity and Deferred Compensation Plan for Non-Employee Directors".
  The Non-Employee Directors' Retirement Plan provides for a retirement benefit to directors who are not officers, present employees or former employees of the Company or any of its affiliates and who served on the Board for at least five years. The retirement benefit payable to a director is an amount equal to ten percent of the annual retainer in effect for the year in which the director retires from the Board, multiplied by the director's years of service on the Board up to a maximum of ten. The retirement benefit is payable on a quarterly basis, starting with the calendar quarter following the director's retirement from the Board, for the lesser of the number of quarters equal to the director's years of service multiplied by four, or 60 quarters. If a director dies before or after the retirement benefit commences, the director's spouse, if any, at the time of death, will receive 50 percent of any remaining payments. The Directors' Equity Plan provides that accrued benefits under the Non-Employee Directors' Retirement Plan will be "frozen" effective as of July 1, 1996, and as a result, no directors newly elected to the Board after such date will be entitled to participate in this plan, and the annual retirement benefit for all directors currently participating in the plan will be fixed from and after such date so that no future benefits will accrue. Approval of the Directors' Equity Plan will therefore effectively terminate the Non-Employee Directors' Retirement Plan on July 1, 1996. See "Approval of Equity and Deferred Compensation Plan for Non-Employee Directors."

SECURITY OWNERSHIP OF MANAGEMENT
                                             ----------------------------------

  The following table sets forth, as of December 31, 1995, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission ("SEC")) by each current director, by each executive officer named in the Summary Compensation Table included herein who is not also a director and by all directors and executive officers as a group. All directors and executive officers as a group beneficially owned at such date less than one percent of the outstanding Common Stock. For information regarding guidelines on stock ownership of directors and executive officers recently adopted by the Board, see "Information Concerning the Board of Directors -- Stock Ownership Guidelines for Non-Employee Directors" and "Executive Compensation -- Compensation Committee Report on Executive Compensation -- Stock Ownership Guidelines". No director or executive officer beneficially owns any of the 7 1/2% Convertible Subordinated Debentures Due 2014 of the Company or, except as noted in footnote 6 below, any depository units of Sun Energy Partners, L.P. ("Partnership Units") for which the Company acts as Managing General Partner.


                                                                   Shares of
                                                                     Common
                                                                     Stock
                                                                  Beneficially
  Name                                                             Owned (1)
------------------------------------------------------------------------------
  Directors:
  Jerry W. Box (2)(3)............................................   137,732
  William E. Bradford............................................     1,500
  Robert B. Gill.................................................     4,000
  David S. Hollingsworth.........................................     2,000
  Robert L. Keiser  (2)(3).......................................   251,417
  Edward W. Moneypenny (2)(3)....................................   120,995
  Charles H. Pistor, Jr. ........................................     1,000
  Paul R. Seegers................................................     8,000
  Ian L. White-Thomson (4).......................................     2,000
  Executive Officers Named in the Summary Compensation Table
   Other Than Those Listed Above:
  Frances G. Heartwell (2)(3)(5).................................    22,659
  William C. Lemmer (2)(3).......................................    29,939
  William P. Stokes, Jr. (2)(6)..................................    89,035
  All directors and executive officers as a group
   (15 persons including those named above) (2)(3)(4)(5).........   735,067

(1) As defined by the SEC, securities beneficially owned include: securities that the above persons have the right to acquire at any time within 60 days after December 31, 1995, such as through the exercise of any option or right or pursuant to an incentive award; securities directly or indirectly held by the above persons or by certain members of their families for which the above persons have sole or shared voting or investment power; and shares of Common Stock held on behalf of the above persons in the Company's CAP.
(2) The amounts shown include shares of Common Stock which the following persons had the right to acquire within 60 days after December 31, 1995 through the exercise of options or pursuant to incentive awards under the Company's long-term incentive plans: J.W. Box -- 121,964 shares; F. G. Heartwell -- 16,954 shares; R.L. Keiser -- 150,082 shares; W. C. Lemmer --
     19,084 shares ; E.W. Moneypenny -- 114,231 shares; W.P. Stokes -- 83,028 shares; and all directors and executive officers of the Company as a group -- 556,684 shares.
(3) Includes the following number of shares of restricted stock awarded effective January 2, 1996 under the terms of the Company's long-term incentive plan: J.W. Box -- 3,287 shares; F. G. Heartwell -- 1,340 shares; R.L. Keiser -- 38,444 shares; W. C. Lemmer -- 1,483 shares; E.W. Moneypenny -- 3,190 shares; and all directors and executive officers of the Company as a group -- 47,744 shares.
(4) The amount shown includes 1,000 shares purchased March 12, 1996.
(5) The amount shown includes 2,271 shares purchased under the Company's CAP on January 12, 1996.
(6) W. P. Stokes owns 2,000 Partnership Units.

EXECUTIVE COMPENSATION
                               ------------------------------------------------

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

To the Stockholders
Oryx Energy Company:

COMPENSATION PHILOSOPHY

  The Company's philosophy is that total compensation for its Chief Executive Officer ("Chairman/CEO"), and other executives, should be established by the same process used for its other salaried employees, except that: (1) executives should have a greater portion of their compensation at risk than other employees, (2) a large portion of executive compensation should be tied directly to the performance of the business and (3) executives should share in the same risks and rewards as do stockholders of the Company.
  The Company also believes that executive compensation should be subject to objective review. For this reason, the Compensation Committee of the Board of Directors ("Committee") has been established. The Committee is comprised of three directors, none of whom are employees or former employees of the Company. Operating within the framework of a mission statement approved by the Board of Directors, the Committee's role is to assure that: the compensation strategy of the Company is aligned with the interests of the stockholders; the Company's compensation structure allows for fair and reasonable base salary levels; and senior executives have the opportunity to earn short-term and long-term compensation that reflects both Company and individual performance as well as industry practice. The Committee utilizes the expertise of independent compensation consultants in discharging its responsibilities.

STOCK OWNERSHIP GUIDELINES

  To further support a key objective of the Company's stated compensation philosophy, namely that of aligning the interests of executives with those of stockholders, the Company established voluntary stock ownership guidelines for its executive officers at the level of Vice President and senior in 1995. Under these guidelines, the Chairman/CEO is expected to own within a five-year period Common Stock having an aggregate market value equal to at least three times his current annual base salary and Vice Presidents are expected to own Common Stock having an aggregate market value equal to at least their respective current annual base salaries. These stock ownership guidelines complement those adopted for non-employee directors, as described on page 6 of this Proxy Statement.

COMPENSATION PROGRAMS AND POLICIES

  The Company's executive compensation programs are designed to attract, motivate, reward and retain executives who are successful in helping the Company achieve its business objectives. The Company operates in a mature industry characterized by large capital investments, increasingly demanding technology, government regulation, highly competitive global operating environments and long-term investment cycles. Executive compensation programs of the Company are designed to address these considerations and consist of three major components:

    BASE SALARY: For the Chairman/CEO and other executive officers, base salary is determined by the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which established objectives have been achieved. These three general factors are not weighted.
    It is the Company's practice to set base salary targets for each executive at levels equivalent to the median (50th percentile) of comparable oil and gas producers and general industry companies of similar size, as measured by annual revenues. The Company participates in two industry-specific surveys of 26 and 29 companies and two general-industry surveys of 393 and 425 companies. The number of participants in each survey may vary from year to year as companies change their focus, merge or are acquired. The results of each survey are weighted equally.

    Because of the lack of common performance criteria and the anonymity of the data gathered, it is not possible to make a meaningful comparison on the basis of performance of the surveyed companies. Therefore, the Committee did not consider the performance of the surveyed companies used to benchmark salaries.
    It should be noted that the Company-selected peer group presented in the performance graph of cumulative total stockholder return on page 17 of this Proxy Statement is a much smaller group than the one considered appropriate by the Committee for determining compensation and recruiting executive talent. However, except for four companies, each of the companies named in footnote 3 to the performance graph on page 17 of this Proxy Statement is included in either one or both of the two industry-specific surveys discussed above.
    Once the salary target is established for each executive position, the Committee sets the actual salary based on its appraisal of the executives' performance with respect to the goals approved by the Committee for each individual's area of responsibility. Adjustments to 1995 base salaries for the executive officers listed in the Summary Compensation Table were based on 1994 performance and additional functional responsibilities assumed by certain executives.
    ANNUAL INCENTIVES: Annual incentives, if earned, are paid under the terms of the Variable Incentive Plan ("VIP"). The VIP is available to officers of the Company and all other regular employees worldwide. The VIP is intended to highlight crucial business objectives and promote the achievement of these objectives through individual and team contributions at all levels of the Company.
    The VIP goals and targeted performance levels for each goal are established by the Committee and recommended to the full Board for final approval at the beginning of the fiscal year in support of the Company's annual strategic plan. Recent performance levels of the Company and expected conditions within the oil and gas industry are taken into account when goals and target levels are established. The goals for 1995, which included both operational and financial measures, are as follows: long-term debt reduction, production volumes, operating and administrative cash expenses and proved reserve additions. In addition to these goals, certain senior executives, including all the executive officers listed in the Summary Compensation Table, had an additional goal of increasing stockholder value as reflected by the share price of the Common Stock. Each of these goals was weighted to provide balance appropriate for the year.
    VIP payments are made only upon the achievement of targeted objectives and no payments are made if minimum thresholds are not met. Annual target incentives for executive officers listed in the Summary Compensation Table range from 35 to 60 percent of annual base salary. The Committee has discretion under the VIP to vary payments around targeted amounts, or to forego payments in full, based upon evaluated performance of each executive officer and the Company.
    The Company is seeking stockholder approval of a new annual incentive plan, the Executive Variable Incentive Plan ("Executive VIP"), as described on page 23 of this Proxy Statement. If approved, the Executive VIP will be effective for 1996 performance and 1997 payments. It will provide participants the option of taking all or a portion of their annual incentive awards in restricted Common Stock. The Company believes the Executive VIP will assist in facilitating the achievement of the stock ownership guidelines discussed above. The Executive VIP is also intended to comply with the requirements of Internal Revenue Code Section 162(m) for "performance-based compensation" which is exempted from the $1 million deduction limitation.
    LONG-TERM INCENTIVES: Long-term incentive awards are designed to more closely align the interests of executives with those of stockholders. The current long-term incentive plan was approved by stockholders in 1991 and authorizes the use of a variety of stock-based forms of compensation. In 1995, long-term incentive awards consisted of nonqualified stock options exclusively. The grant level to each participant, including the officers listed in the Summary Compensation Table, was based on survey data provided by a nationally-recognized consulting firm. The level of grant was targeted at the 60th percentile of the general industry group which is composed of 304 companies, 13,800 participating individuals and almost 500 long-term incentive plans. The group of 304 companies consists principally of Fortune 1000 entities which represent a broad cross-section of industries. Due to the lack of common performance criteria and the anonymity of the data, no consideration was given to relative company performance of the surveyed companies in determining long-term incentive grants.
    Stock options represent the right to purchase shares of Common Stock after a specified future date, not less than one full year from the date of grant and not more than ten years from the date of grant, at the fair market price of Common Stock on the date of grant. Unlike cash, the value of a stock option award will not be immediately realized and will depend on the market value of the Common Stock over time. The option value ultimately realized will depend on the continued success of the Company and serves to provide the executive an incentive for years after it has been awarded.

COMPANY PERFORMANCE AND CHAIRMAN/CEO COMPENSATION

  Mr. Keiser was elected Chairman/CEO and President effective December 1, 1994, and his base salary was set at that time based on the increased level of job responsibility and competitive pay levels. Mr. Keiser received no base salary increases during 1995.
  The Chairman/CEO's annual incentive award under the VIP is based on the Committee's assessment of the Company's performance in the goal areas as described above in the discussion on annual incentives. The Committee determined that Company performance in the four operational and financial goal areas described above, in the aggregate, exceeded the target. The Committee also determined that overall performance with respect to the operational, financial and share price appreciation goals approximated target levels for 1995. The Committee determined Mr. Keiser's annual VIP award for 1995 based on this assessment and the exercise of its discretion.
  The long-term incentive awards for 1995 granted to Mr. Keiser consisted of stock options exclusively. The level of award was determined to be competitive at approximately the 60th percentile of general industry based on long-term incentive expected value tables compiled by a nationally-recognized consulting firm. Data from the consulting firm survey was used to determine the appropriate prospective expected value of the stock options as a multiple of salary for the position. The award was made on the same terms as described above under "Long-Term Incentives."

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and believes that all compensation paid to its executive officers for the year 1995 is fully deductible. The only long-term incentives granted by the Committee in 1995 qualify as "performance-based compensation" under Internal Revenue Code Section 162(m). The Committee will make every effort to preserve the tax deductibility of all executive compensation, consistent with the interests of the Company. As described above, the Company is seeking stockholder approval of a new annual incentive plan, the Executive VIP, which is intended to qualify as performance-based compensation and thus be exempted from the $1 million deduction limitation.

SUMMARY

  We, the members of the Committee, believe that the Company's compensation policies have been successful in attracting, motivating, rewarding and retaining qualified executives and in tying compensation to long-term performance for stockholders. We will continue to monitor the effectiveness and appropriateness of each of the components to reflect changes in the business environment.

                                              David S. Hollingsworth, Chairman
                                              Robert B. Gill
                                              Ian L. White-Thomson

  The following table sets forth certain summary information concerning the compensation awarded to, earned by or paid to the Chairman/CEO of the Company during 1995, each of the four most highly compensated executive officers of the Company during 1995 other than the Chairman/CEO, and one additional person who served as an executive officer during 1995 (collectively, the "named executive officers") for the years indicated.

                          SUMMARY COMPENSATION TABLE


                                           Annual Compensation               Long-Term Compensation
                                     ---------------------------------- ---------------------------------
                                                                                 Awards           Payouts
                                                                        ------------------------- -------
                                                                                     Securities
                                                                                     Underlying
                                                                        Restricted  Options/SARs          All Other
          Name and                                         Other Annual   Stock      (number of    LTIP    Compen-
     Principal Position     Year      Salary  Bonus (1)    Compensation Awards (1) shares) (2)(3) Payouts  sation
-------------------------------------------------------------------------------------------------------------------
  Robert L. Keiser          1995(4)  $473,720 $      0(5)    $75,278     $370,494      78,000       $ 0    $34,004
  Chairman, Chief           1994     $358,712 $      0       $20,844     $      0      72,000       $ 0    $18,814
  Executive Officer         1993     $349,128 $      0       $19,238     $      0      23,690       $ 0    $21,169
  and President

  Jerry W. Box              1995(6)  $272,324 $102,466       $ 9,802     $ 44,375      42,000       $ 0    $19,261
  Executive Vice President  1994     $251,368 $      0       $ 9,913     $      0      41,500       $ 0    $11,642
  and Chief Operating       1993     $251,368 $      0       $ 5,833     $      0      11,830       $ 0    $14,452
  Officer

  Edward W. Moneypenny      1995(7)  $264,264 $ 99,373       $10,010     $ 43,065      42,000       $ 0    $18,382
  Executive Vice            1994     $244,400 $      0       $10,088     $      0      37,500       $ 0    $11,229
  President, Finance, and   1993     $244,400 $      0       $ 5,317     $      0      11,830       $ 0    $14,884
  Chief Financial Officer

  William P. Stokes, Jr.    1995(8)  $191,882 $ 65,800       $12,048     $      0      20,000       $ 0    $11,232
  Vice President,           1994     $191,516 $      0       $ 9,939     $      0      22,500       $ 0    $ 6,042
  Marketing through         1993     $191,516 $      0       $ 4,843     $      0       8,220       $ 0    $ 8,586
  11/30/95

  William C. Lemmer         1995(9)  $175,552 $ 46,200       $12,992     $ 20,021      11,000       $ 0    $10,570
  Vice President, General   1994     $162,964 $      0       $ 7,440     $      0       6,000       $ 0    $ 4,608
  Counsel and Secretary
  Frances G. Heartwell      1995(10) $142,836 $ 41,785       $   268     $ 18,090       8,000       $ 0    $ 8,670

  Vice President, Human
  Resources and
  Administration

 (1) The amounts shown in the Bonus column represent the cash amounts awarded under the Company's Variable Incentive Plan. All named executive officers serving at December 31, 1995 elected to receive all or part of their bonus for 1995 in restricted Common Stock rather than cash. The restricted Common Stock was awarded under the terms of the Company's 1992 Long-Term Incentive Plan and included a 30 percent premium in recognition of the election to forego cash compensation. The restrictions on the restricted Common Stock require continued employment (absent a permitted acceleration event) for a three-year period after which time the restrictions lapse. The amounts shown in the Restricted Stock Awards column represent the market value as of January 2, 1996 of the restricted Common Stock taken in lieu of cash.

 (2) Options represent the right to purchase shares of Common Stock at a fixed price per share and were granted with an equal number of limited rights and, in 1994 and 1993, a "reload" feature. Limited rights are rights that become immediately and fully exercisable upon a "change in control" of the Company and entitle the recipient to receive a cash payment equal to the excess of the then market price of the Common Stock over the exercise price of the related option. See footnote 2 to the Option/SAR Grants in

    1995 table included elsewhere herein for additional information on option terms. Options granted in 1994 and 1993 were also granted with a "reload" feature which permits the recipient to tender shares of Common Stock at then current market value in payment of the option exercise price and receive, in addition to the shares of Common Stock purchased upon exercise of the option, a new option to purchase a number of shares of Common Stock equal to the number of shares of Common Stock so tendered at the then current market price per share. A stock appreciation right ("SAR") is a right attached to a stock option which allows the holder of the option to be paid, in cash or shares of Common Stock depending upon when the right is exercised, an amount equal to the appreciation of the underlying Common Stock in lieu of exercising the option. No SARs were granted during any of the years presented. The number of options shown does not include certain contingent options to purchase shares of Common Stock granted in 1993. The contingent options were granted in tandem with certain performance shares. These performance shares are payable in cash and/or shares of Common Stock upon attainment of the performance measure, which is the targeted 30 day average of closing prices for Common Stock at the end of the restriction period. If less than the minimum targeted average price is achieved, the performance shares are canceled. Between the targeted average price and the minimum targeted average price, pro rata payment is made. Performance shares were granted in tandem with contingent options to purchase shares of Common Stock equal to twice the number of performance shares granted, which contingent options are exercisable only if the related performance shares are canceled. The contingent stock options were granted with an equal number of limited rights. During the restriction period, dividend equivalents are paid on performance shares when, as and if dividends are declared on the Common Stock by the Board.

(3) The number of options shown does not include the following number of contingent options awarded to such persons in 1993: R.L. Keiser -- 23,100; J.W. Box -- 11,240; E.W. Moneypenny -- 11,240; W.P. Stokes -- 7,620;
    W.C. Lemmer -- 2,230; and F.G. Heartwell -- 2,230.

(4) At December 31, 1995, Mr. Keiser held an aggregate of 11,550 performance shares (as described in footnote 2 above) with an aggregate market value at that date of $154,481. The amount shown as All Other Compensation for 1995 consists of Company contributions to defined contribution plans of $25,249 ($16,186 in cash and an allocation of 677.64 shares of Common Stock valued at $9,063 using the December 31, 1995 closing price) and term life insurance premiums of $8,755.

(5) Mr. Keiser elected to receive 100 percent of his bonus for 1995 in restricted Common Stock. See footnote 1 above.

(6) At December 31, 1995, Mr. Box held an aggregate of 5,620 performance shares (as described in footnote 2 above) with an aggregate market value at that date of $75,168. The amount shown as All Other Compensation for 1995 consists of Company contributions to defined contribution plans of $14,544 ($6,116 in cash and an allocation of 630.11 shares of Common Stock valued at $8,428 using the December 31, 1995 closing price) and term life insurance premiums of $4,717.

(7) At December 31, 1995, Mr. Moneypenny held an aggregate of 5,620 performance shares (as described in footnote 2 above) with an aggregate market value at that date of $75,168. The amount shown as All Other Compensation for 1995 consists of Company contributions to defined contribution plans of $14,108 ($5,713 in cash and an allocation of 627.69 shares of Common Stock valued at $8,395 using the December 31, 1995 closing price) and term life insurance premiums of $4,274.

 (8) At December 31, 1995, Mr. Stokes held an aggregate of 3,704 performance shares (as described in footnote 2 above) with an aggregate market value at that date of $49,541. The amount shown as All Other Compensation for 1995 consists of Company contributions to defined contribution plans of $10,150 ($1,966 in cash and an allocation of 611.87 shares of Common Stock valued at $8,184 using the December 31, 1995 closing price) and term life insurance premiums of $1,082.

 (9) Mr. Lemmer became an executive officer June 1, 1994. At December 31, 1995, he held an aggregate of 1,415 performance shares (as described in footnote 2 above) with an aggregate market value at that date of $18,926. The amount shown as All Other Compensation for 1995 consists of Company contributions to defined contribution plans of $9,556 ($1,278 in cash and an allocation of 618.92 shares of Common Stock valued at $8,278 using the December 31, 1995 closing price) and term life insurance premiums of $1,014.

(10) Ms. Heartwell became an executive officer December 7, 1995. At December 31, 1995, she held an aggregate of 1,415 performance shares (as described in footnote 2 above) with an aggregate market value at that date of $18,926. The amount shown as All Other Compensation for 1995 consists of Company contributions to defined contribution plans of $7,850 which is an allocation of 586.93 shares of Common Stock valued using the December 31, 1995 closing price and term life insurance premiums of $820.

  The following table sets forth certain information with respect to options to purchase Common Stock and SARs granted during the year ended December 31, 1995 to each of the named executive officers.

                         OPTION/SAR GRANTS IN 1995 (1)


                                        Individual Grants
                          ----------------------------------------------
                           Number of
                           Securities  Percent of                        Potential Realizable Value at
                           Underlying    Total                           Assumed Annual Rates of Stock
                          Options/SARs  Options                          Price Appreciation for Option
                            Granted    Granted to Exercise or                       Term (3)
           Name            (number of  Employees  Base Price  Expiration ------------------------------
                          shares) (2)   in 1995    Per Share   Date (2)  5 Percent (4)  10 Percent (5)
-----------------------------------------------------------------------------------------------------------
  One Share (6)                   1        --       $11.81           --    $        7.43  $         18.83
  Robert L. Keiser           78,000       19.1      $11.81    12/31/2004   $     579,540  $     1,468,740
  Jerry W. Box               42,000       10.3      $11.81    12/31/2004   $     312,060  $       790,860
  Edward W. Moneypenny       42,000       10.3      $11.81    12/31/2004   $     312,060  $       790,860
  William P. Stokes, Jr.     20,000        4.9      $11.81    11/30/1998   $      36,200  $        75,800
  William C. Lemmer          11,000        2.7      $11.81    12/31/2004   $      81,730  $       207,130
  Frances G. Heartwell        8,000        2.0      $11.81    12/31/2004   $      59,440  $       150,640

(1) No SAR grants were made in 1995.

(2) Options represent the right to purchase shares of Common Stock at a fixed price per share and were granted with limited rights. The options vest at the rate of 25 percent per year commencing on the first anniversary of the grant date, except in the case of retirement or permanent disability in which case the options fully vest and are exercisable for a period of up to 36 months after such retirement or disability.

(3) The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

(4) Represents an assumed market price per share of Common Stock of $19.24 calculated by multiplying the exercise price of $11.81 by the growth assumption of 5 percent (except for Mr. Stokes whose stock price appreciation was adjusted to reflect a reduced option term of 36 months from date of retirement).

(5) Represents an assumed market price per share of Common Stock of $30.64 calculated by multiplying the exercise price of $11.81 by the growth assumption of 10 percent (except for Mr. Stokes whose stock price appreciation was adjusted to reflect a reduced option term of 36 months from date of retirement).

(6) The amounts shown are representative of what the "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" would be for one share of Common Stock.

  The following table shows information with respect to the exercise of options to purchase Common Stock and SARs during the year ended December 31, 1995, and the unexercised options held at December 31, 1995 and the value thereof, by each of the named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1995
                        AND 12/31/95 OPTION/SAR VALUES


                                                         Number of Securities        Value of Unexercised
                                                        Underlying Unexercised           In-the-Money
                                                       Options/SARs at 12/31/95         Options/SARs at
                            Shares Acquired                  (shares) (1)                12/31/95 (1)
                              on Exercise            ----------------------------- -------------------------
                              (number of     Value
            Name                shares)     Realized Exercisable Unexercisable (2) Exercisable Unexercisable
------------------------------------------------------------------------------------------------------------
  Robert L. Keiser........          0         $ 0      80,775         175,505          $ 0       $121,875
  Jerry W. Box............          0         $ 0      85,522          94,460          $ 0       $ 65,625
  Edward W. Moneypenny....          0         $ 0      78,789          91,460          $ 0       $ 65,625
  William P. Stokes, Jr...          0         $ 0      75,408           7,620          $ 0       $ 31,250
  William C. Lemmer.......          0         $ 0      11,465          20,135          $ 0       $ 17,188
  Frances G. Heartwell....          0         $ 0      10,035          17,285          $ 0       $ 12,500

(1) Options represent the right to purchase shares of Common Stock at a fixed price per share. Certain of the options reported are contingent options which are exercisable (subject to the option vesting schedule) only if the related performance shares are canceled. On January 4, 1996, certain performance shares awarded in 1993 terminated in accordance with their terms as a result of non-attainment of the minimum targeted share price established at the time of grant, and the related contingent options became exercisable. See footnote 2 to the Summary Compensation Table included elsewhere herein for additional information on the contingent options and performance shares.

(2) Includes the following number of contingent options held by such persons, with the number of options that became exercisable on January 4, 1996 shown in parentheses: R.L. Keiser -- 23,100 (17,325); J.W. Box --11,240 ( 8,430); E.W. Moneypenny -- 11,240 (8,430); W.P. Stokes -- 7,620 (7,620);
    W. C. Lemmer --2,230 (1,672); and F. G. Heartwell -- 2,230 (1,672).

DEFINED BENEFIT PLANS

  The defined benefit plans of the Company that cover the named executive officers provide the benefits shown below. The estimates assume that benefits are received in the form of a single life annuity with 50 percent continuing after the death of the employee for the life of his or her spouse. The following table sets forth the benefit amounts at December 31, 1995.


                                Estimated Annual Benefits Upon Retirement at Age 65
                                 After Completion of the Following Years of Service
                               ------------------------------------------------------
  Final Average Compensation                                                35 Years
  (1)                           15 Years   20 Years   25 Years   30 Years   or More
-------------------------------------------------------------------------------------
  $  100,000..............     $   37,500 $   45,000 $   52,500 $   60,000 $   65,000
  $  200,000..............     $   75,000 $   90,000 $  105,000 $  120,000 $  130,000
  $  300,000..............     $  112,500 $  135,000 $  157,500 $  180,000 $  195,000
  $  400,000..............     $  150,000 $  180,000 $  210,000 $  240,000 $  260,000
  $  550,000..............     $  206,250 $  247,500 $  288,750 $  330,000 $  357,500
  $  700,000..............     $  262,500 $  315,000 $  367,500 $  420,000 $  455,000
  $  800,000..............     $  300,000 $  360,000 $  420,000 $  480,000 $  520,000
  $1,000,000..............     $  375,000 $  450,000 $  525,000 $  600,000 $  650,000

(1) Benefit amounts under the Company's Executive Retirement Plan are based exclusively on base salary and guideline bonus amounts. Final Average Compensation is the average of the base salary plus guideline bonus amounts in the highest three consecutive years during the last 10 years of service. The amounts reported in the Summary Compensation Table under Salary and Bonus reflect total cash compensation for the years indicated. The 1995 considered compensation for the following named executive officers is: R.L. Keiser -- $759,992; J.W. Box -- $408,486; E.W.
    Moneypenny -- $393,396; W.P. Stokes -- $249,434; W.C. Lemmer -- $236,995;
    and F. G. Heartwell -- $166,720.

  Retirement benefits shown above are amounts calculated before any Social Security offset. The Social Security offset is equal to 1 percent of primary Social Security benefits for each year of participation in the Company's Retirement Plan up to 30 years, or a maximum offset of 30 percent of primary Social Security benefits.
  Credited years of service for the named executive officers are as follows:
R.L. Keiser -- 30; J.W. Box -- 27; E.W. Moneypenny -- 19; W. P. Stokes -- 31;
W. C. Lemmer -- 17; and F. G. Heartwell -- 22.

SEVERANCE PLANS AND ARRANGEMENTS

  The Special Executive Severance Plan provides severance benefits to the named executive officers, other than Mr. Stokes who retired during 1995, in the event of their "termination of employment" within two years of a "corporate change" (as such terms are defined in the Special Executive Severance Plan). A "corporate change" is defined to include for example, a merger, sale of all or substantially all of the assets or a change in control of the Company. The Compensation Committee has the authority to designate, or delegate to the Company's Chief Executive Officer the authority to designate, other officers to participate in the Special Executive Severance Plan. Benefits under the Special Executive Severance Plan are set forth in individual Executive Severance Agreements, the form of which is the same for each participant.
  All Executive Severance Agreements have a term of two years, with automatic extensions for successive two-year periods unless terminated by the Company. Severance benefits include payment of an amount up to three times the participant's final annual compensation upon a termination of employment following a "corporate change" of the Company. The terms of the Special Executive Severance Plan also provide that if any payments made to the executive officer, whether or not made under the Special Executive Severance Plan, would cause the executive officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code) then the Company will pay the executive officer an Excise Tax Premium (as defined in the Special Executive Severance Plan) in a sufficient amount to make the executive officer whole with respect to any additional tax that would not have been payable except due to a payment on a corporate change.
  As of December 31, 1995, payments under the Special Executive Severance Plan to the individuals named above would have been as follows: R.L. Keiser --
 $2,279,976; J.W. Box -- $1,228,757; E.W. Moneypenny -- $1,192,388; W. C.
Lemmer -- $712,901; and F. G. Heartwell -- $643,849 (without regard to the Excise Tax Premiums).
  These individuals would also be entitled to supplemental benefits such as the continuation of insurance, the cost of which would not be significant in relation to the aggregate payments. In addition, these individuals would be entitled to the payment of counsel fees reasonably necessary to enforce the Executive Severance Agreement, the value of which cannot be estimated at this time.
  In addition to the Special Executive Severance Plan, which is operational only in the event of a "corporate change", the Company has an employee severance plan applicable to specified terminations. Severance pay under this plan could exceed $100,000 where applicable to certain long-service, higher-paid employees.

PERFORMANCE GRAPHS

  The following graphs set forth the cumulative total stockholder returns for Common Stock, the S&P 500 Index and a Company-selected peer group index for the years indicated as prescribed by the SEC's rules. The first graph shows total returns for the Company's peer group selected in 1995. The second graph, which includes the peer group index selected in 1994, is presented to comply with requirements of the SEC. The companies included in each peer group index are publicly traded exploration and production companies having large oil and gas reserves. The Company revised its peer group index in 1995 to exclude Maxus Energy Corporation because it was acquired by YPF Sociedad Anonima in 1995. The other changes to the index were made in order to select companies that the Company currently considers more compatible as a peer group.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
AMONG ORYX ENERGY COMPANY, S&P 500 INDEX AND PEER GROUP INDEX SELECTED IN 1995
                                      (2)


                             [GRAPH APPEARS HERE]


        --------------------------------------------------------------------
                                1990    1991    1992    1993    1994    1995
        --------------------------------------------------------------------
        S&P 500                 $100    $130    $140    $155    $157    $215
        1995 Peer Group (3)     $100    $ 90    $106    $128    $114    $137
        Oryx Energy Company     $100    $ 74    $ 58    $ 52    $ 36    $ 41
        --------------------------------------------------------------------

(1) Assumes $100 invested on January 1, 1991 at December 31, 1990 closing price in Common Stock, the S&P 500 Index and a Company-selected peer group index. Total return assumes reinvestment of dividends.

(2) Fiscal year ending December 31.

(3) In accordance with the SEC's rules, the Company elected to select peer group companies on an industry basis for comparison purposes. The peer group in 1995 is composed of 13 industry participants: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil & Gas Company, Louisiana Land and Exploration Company, Noble Affiliates, Inc., Oryx Energy Company, Parker & Parsley Petroleum Company, Santa Fe Energy Resources, Inc., Seagull Energy Corporation, Union Pacific Resources Group Inc., Union Texas Petroleum Holdings, Inc. and Vastar Resources, Inc. On June 30, 1992, Burlington Resources Inc. spun-off its ownership of El Paso Natural Gas Company to its stockholders and, due to this transaction, Burlington Resources Inc. has been included only for the period of time subsequent to the date of this transaction. In addition, Santa Fe Energy Resources, Inc., Union Pacific Resources Group Inc. and Vastar Resources, Inc. have been included only for the period of time during which their stock has been publicly traded. Total return calculations were weighted according to the respective company's market capitalization at the beginning of each period for which a return was calculated. The initial period returns of Burlington Resources Inc., Santa Fe Energy Resources, Inc., Union Pacific Resources Group Inc. and Vastar Resources, Inc. were weighted using market capitalizations calculated with the first available quarter-end data closest to their inclusion in the peer group.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1)
AMONG ORYX ENERGY COMPANY, S&P 500 INDEX AND PEER GROUP INDEX SELECTED IN 1994
                                      (2)


                             [GRAPH APPEARS HERE]


        --------------------------------------------------------------------
                                1990    1991    1992    1993    1994    1995
        --------------------------------------------------------------------
        S&P 500                 $100    $130    $140    $155    $157    $215
        1994 Peer Group (3)     $100    $ 82    $ 86    $ 95    $ 87    $102
        Oryx Energy Company     $100    $ 74    $ 58    $ 52    $ 36    $ 41
        --------------------------------------------------------------------


(1) Assumes $100 invested on January 1, 1991 at December 31, 1990 closing price in Common Stock, the S&P 500 Index and a Company-selected peer group index. Total return assumes reinvestment of dividends.

(2) Fiscal year ending December 31.

(3) In accordance with the SEC's rules, the Company elected to select peer group companies on an industry basis for comparison purposes. The peer group in 1994 was composed of 12 industry participants: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil & Gas Company, Enterprise Oil plc, LASMO plc, Louisiana Land and Exploration Company, Maxus Energy Corporation, Mesa Inc., Oryx Energy Company, Santa Fe Energy Resources, Inc. and Union Texas Petroleum Holdings, Inc. On June 30, 1992, Burlington Resources Inc. spun-off its ownership of El Paso Natural Gas Company to its stockholders and, due to this transaction, Burlington Resources Inc. has been included only for the period of time subsequent to the date of this transaction. In addition, Mesa, Inc. and Santa Fe Energy Resources, Inc., have been included only for the period of time during which their stock has been publicly traded. Total return calculations were weighted according to the respective company's market capitalization at the beginning of each period for which a return was calculated. The initial period returns of Burlington Resources Inc., Mesa Inc. and Santa Fe Energy Resources, Inc. were weighted using market capitalizations calculated with the first available quarter-end data closest to their inclusion in the peer group.

APPROVAL OF INDEPENDENT ACCOUNTANTS
                                                 ------------------------------
ITEM NUMBER 2 ON PROXY CARD

  Coopers & Lybrand L.L.P. has served for many years as independent accountants for the Company and for Sun Energy Partners, L.P. The Audit Committee has recommended and the Board has approved the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for fiscal year 1996, subject to the approval of stockholders.
  At the Meeting, a vote will be taken on a proposal to approve such appointment. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder approval. In the event a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting on this proposal is not voted in favor of the approval of Coopers & Lybrand L.L.P., the Board will reconsider its appointment of independent accountants of the Company.
  It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting with the opportunity to make a statement if they desire to do so and that they will be available to respond to appropriate questions.

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS APPOINTMENT.

APPROVAL OF EQUITY AND DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                          -----------------------------------------------------
ITEM NUMBER 3 ON PROXY CARD

INTRODUCTION

  On March 7, 1996, the Board adopted, subject to the approval of the stockholders of the Company, the Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors (the "Directors' Equity Plan"). Currently, as discussed above under "Information Concerning the Board of Directors -- Directors' Compensation", the directors of the Company who are not also employees of the Company receive cash compensation in the form of an annual retainer and committee and meeting fees. The Company believes that it is important that the interests of such directors be aligned with the interests of the stockholders of the Company. The Company also believes that one mechanism to ensure this result is to compensate such directors with shares of Common Stock.
  As described below, the Directors' Equity Plan requires each non-employee director of the Company to receive 50 percent of his annual retainer in shares of Common Stock and permits non-employee directors to elect to receive up to 100 percent of the balance of such retainer and all committee and meeting fees in shares of Common Stock. In addition, the Directors' Equity Plan provides for certain automatic grants of shares of Common Stock to non-employee directors. The Directors' Equity Plan also permits non-employee directors to defer their cash compensation in the same manner as is currently provided under the Directors' Deferred Compensation Plan.

SUMMARY OF THE DIRECTORS' EQUITY PLAN

  A copy of the Directors' Equity Plan is attached to this Proxy Statement as Exhibit A. The following summary of the Directors' Equity Plan is qualified in its entirety by reference thereto.
  Purposes. The purposes of the equity compensation features of the Directors' Equity Plan are to encourage non-employee directors to acquire shares of Common Stock and thereby to align their interests more closely with the interests of the other stockholders of the Company and to encourage the highest level of director performance by providing the non-employee directors with a more direct interest in the Company's attainment of its financial goals. The purpose of the elective deferral features of the Directors' Equity Plan is to permit non-employee directors to defer to the date of termination of their service as directors of the Company or other fixed date all or part of their regular cash compensation.
  Eligibility. All directors of the Company who are not also officers or employees of the Company or its subsidiaries ("non-employee directors") will participate in the Directors' Equity Plan. Currently, there are six non-employee directors.

  Automatic Grants of Common Stock. The Directors' Equity Plan provides for the following automatic grants of shares of Common Stock to non-employee directors: (a) a one-time grant of 5,500 shares of Common Stock to each non-employee director effective as of the next business day after the Meeting; (b) a one-time grant of 5,000 shares of Common Stock to each non-employee director who is newly elected to the Board after the date of the Meeting; and (c) an annual grant of 500 shares of Common Stock effective as of the date of each annual meeting of stockholders of the Company, beginning with the year 1997, to each person who is a non-employee director on the date of and immediately following such meeting and has served in that capacity for at least six months immediately preceding the date of such meeting.
  Each such grant shall be made either (i) all in shares of Common Stock that will vest over a specified period of time ("Restricted Shares") or (ii) all in shares of Common Stock that will be immediately vested but will be subject to restrictions on transfer for a period of six months after the date of issuance ("Transfer Restricted Shares"), as shall be designated by the recipient of the grant by notice in writing delivered to the Company prior to a specified date in advance of the effective date of issuance of the shares. If no such designation is made, the grant shall be made all in Transfer Restricted Shares.
  Common Stock Applicable to Retainer and Other Fees. The amount of the annual retainer payable to each non-employee director is determined annually by the Board. Under the Directors' Equity Plan, 50 percent of the director's retainer represents the cash component of the retainer and the other 50 percent of his retainer represents the equity component or the "Required Share Amount". The Required Share Amount will automatically be paid to the director in shares of Common Stock. In addition, each non-employee director may elect to have up to 100 percent of the cash component of his retainer and any other cash earned by him for his services as a director (collectively, the "Voluntary Share Amount") applied to the purchase of additional shares of Common Stock.
  The Directors' Equity Plan provides that promptly after the end of each "Plan Year", the Company will issue shares of Common Stock to each non-employee director representing his Required Share Amount and Voluntary Share Amount, if any, for such Plan Year. Under the Directors' Equity Plan, a "Plan Year" is defined as a 12-month period commencing on May 1 and ending on the following April 30, except that the first Plan Year will commence on July 1, 1996 and end on April 30, 1997. The number of shares of Common Stock issuable to each non-employee director for a Plan Year will be equal to his Required Share Amount and Voluntary Share Amount, if any, for such Plan Year divided by the average of the fair market value of the Common Stock as of the end of each calendar quarter within the Plan Year (or within that portion of the Plan Year during which the director served as a director of the Company) ("Average Share Price"). A non-employee director must be serving in that capacity at the end of the Plan Year to be eligible to receive shares of Common Stock for such year. A non-employee director whose service as a director of the Company terminates prior to the end of the Plan Year will be paid any earned amounts of his Voluntary Share Amount for such year in cash, without interest, as promptly as practicable following such termination of service.
  Each award of shares of Common Stock made to a non-employee director with respect to his Required Share Amount for a Plan Year shall be made either (i) all in Restricted Shares or (ii) all in Transfer Restricted Shares, and each award of shares of Common Stock made to a non-employee director with respect to his Voluntary Share Amount, if any, for a Plan Year shall be made either
(i) all in Restricted Shares or (ii) all in unrestricted shares of Common Stock ("Unrestricted Shares"), in each case as shall be designated by the director by notice in writing delivered to the Company prior to the first day of such Plan Year; provided that a newly elected non-employee director may make such designation prior to the commencement of his initial term of office with respect to his Required Share Amount and Voluntary Share Amount earned in the balance of the Plan Year of his initial election to the Board. If no such designation is made, the award shall be made all in Transfer Restricted Shares (in the case of an award with respect to a Required Share Amount) or Unrestricted Shares (in the case of an award with respect to a Voluntary Share Amount).
  If the Directors' Equity Plan had been in effect during the entire 1995 calendar year (and assuming a Plan Year commencing on January 1 and ending on the next following December 31), the number of shares of Common Stock that would have been issued to the non-employee directors as a group with respect to their Required Share Amounts for that year is 5,499. The Company has no way to determine the number of shares of Common Stock that would have been issued to the non-employee directors with respect to their Voluntary Share Amounts for such year; however, the maximum number of shares of Common Stock that would have been issued to the non-employee directors as a group with respect to their Voluntary Share Amounts for such year (assuming all non-employee directors elected to take 100 percent of the cash earned by them as directors in shares of Common Stock) is 15,822.
  Restrictions on Restricted Shares. All Restricted Shares issued to a non-employee director under the Directors' Equity Plan will be subject to a restricted period, which will commence on the effective date of issuance of such Restricted Shares and end on April 30 of the calendar year in which the director's then current term of office as a director of the Company is scheduled to expire (the "initial restricted period"). Each non-employee director will have the right to extend the initial restricted period and any extended restricted period applicable to Restricted Shares (collectively, the "restricted period") so that such restricted period ends on April 30 of the calendar year in which the director's next succeeding term of office would be scheduled to expire, provided that such director notifies the Company in writing of such extension on or prior to April 30 of the calendar year immediately preceding the calendar year of expiration of the then current restricted period. Under certain circumstances, (i) the initial restricted period applicable to certain Restricted Shares would end on April 30 of the calendar year in which the director's next succeeding term of office would be scheduled to expire and (ii) a director would have the right to determine whether the initial restricted period applicable to certain Restricted Shares would end on April 30 of the calendar year in which his then current term of office is scheduled to expire or on April 30 of the calendar year in which his next succeeding term of office is scheduled to expire.
  Restricted Shares issued to a non-employee director shall be forfeited to the Company at no cost to the Company if the director's service as a director of the Company terminates prior to the expiration or termination of the restricted period applicable to such shares; provided that the Restricted Shares shall become fully vested and the restricted period shall terminate upon (i) the director's termination of service as a director of the Company during the restricted period due to death, disability (as defined in the Directors' Equity Plan), or a permitted event (as defined in the Directors' Equity Plan) or (ii) the occurrence of a corporate change (as defined in the Directors' Equity Plan) during the restricted period. Under the Directors' Equity Plan, a "permitted event" will be deemed to have occurred if: (i) the director shall have resigned as a director of the Company because he is unable to continue his duties as a director as a result of an injury or illness affecting a member of his immediate family and such inability is likely to exist for a period of six months or more; (ii) the director shall have retired as a director of the Company because he has reached the mandatory retirement age for directors as established by Company policy; (iii) the director, after being nominated by the Board, shall not be reelected by the stockholders of the Company in an election of directors; or (iv) the director's directorship shall have ceased at the end of his term because such director was not nominated for reelection as a director of the Company in connection with an election of directors. Under the Directors' Equity Plan, "corporate change" means (i) the dissolution or liquidation of the Company; (ii) certain reorganizations, mergers, or consolidations of the Company; (iii) the sale of all or substantially all the assets of the Company; and (iv) a change in control of the Company (as defined in the Directors' Equity Plan).
  Until the Restricted Shares are delivered to a director upon vesting, the Restricted Shares cannot be sold, assigned, transferred, or otherwise encumbered or disposed of by the director in any manner. The Company will retain custody of the stock certificates representing the Restricted Shares during the restricted period. A director will have all the rights of a stockholder, including voting and dividend rights, with respect to his Restricted Shares, subject to the forfeiture and other restrictions of the Directors' Equity Plan.
  Termination of Deferred Compensation Plan. Under the Directors' Equity Plan, non-employee directors will be permitted to defer the receipt of all or a portion of their cash compensation from the Company in the same manner as is currently provided under the Directors' Deferred Compensation Plan (the "Deferred Compensation Plan"). The Directors' Equity Plan provides that, effective as of July 1, 1996, the Deferred Compensation Plan shall terminate, and all cash units and share units credited as of such date to a non-employee director's deferred compensation account under the Deferred Compensation Plan shall automatically be transferred and credited to a deferred compensation account established for such director under the Directors' Equity Plan. Thereafter, except as described in the following paragraph, such cash units ("Subject Cash Units") shall be governed by the provisions of the Directors' Equity Plan to the same extent as if they had originally been credited as cash units thereunder.
  The Directors' Equity Plan provides that each non-employee director with Subject Cash Units may elect to have up to 100 percent of the Subject Cash Units credited to his account as of July 1, 1996 applied to the purchase of Restricted Shares effective as of July 1, 1996. A director must notify the Company in writing of such election on or prior to July 1, 1996. The number of Restricted Shares to be issued to a director making such an election will be equal to the amount of his Subject Cash Units that he elected to have applied to the purchase of Restricted Shares divided by the fair market value of the Common Stock on July 1, 1996. A non-employee director must be serving in that capacity on July 1, 1996 in order to be eligible to receive such shares. Any Subject Cash Units not converted into Restricted Shares will remain subject to the provisions of the Directors' Equity Plan. If each non-employee director with Subject Cash Units converted 100 percent of such units into Restricted Shares as provided above, he would receive the following number of Restricted Shares (based on the cash units credited to his account under the Deferred Compensation Plan as of December 31, 1995 and using the price of $13.375, the closing sales price of the Common Stock on the New York Stock Exchange on December 29, 1995): Paul
R. Seegers -- 6,907 shares; David S. Hollingsworth -- 7,169 shares; William E. Bradford -- 6,714 shares; and Ian L. White-Thomson -- 1,715 shares.
  A non-employee director with share units credited to his deferred compensation account under the Deferred Compensation Plan shall continue to hold such units subject to the terms and conditions that were in effect with respect thereto under the Deferred Compensation Plan immediately prior to its termination. The Board may, in its discretion, grant to such non-employee director the right to convert such share units into shares of Common Stock under the Directors' Equity Plan on such terms and conditions as the Board may prescribe. Paul R. Seegers is the only director with share units credited under the Deferred Compensation Plan.
  Termination of Retirement Plan. The Directors' Equity Plan provides that, effective as of July 1, 1996, the Non-Employee Directors' Retirement Plan (the "Retirement Plan") shall be "frozen" such that (i) no directors of the Company newly elected to the Board after such date shall be entitled to participate in the Retirement Plan, (ii) the retirement benefit under the Retirement Plan for all non-employee directors serving as of such date shall be fixed from and after such date as that amount which the director would have been entitled to receive under the Retirement Plan had he retired as a director effective as of such date (disregarding for this purpose the Retirement Plan's years of service eligibility requirement), and (iii) no future benefits under the Retirement Plan shall accrue from and after July 1, 1996. As a result, the Non-Employee Directors' Retirement Plan will be effectively terminated on July 1, 1996. Under the Directors' Equity Plan, the Board may, in its discretion, provide for the discharge of the Company's obligations with respect to such frozen retirement benefits on such terms and conditions as the Board may prescribe, which may include the grant to non-employee directors of the right to exchange such frozen retirement benefits for shares of Common Stock (which may be Transfer Restricted Shares, Restricted Shares or Unrestricted Shares). The number of share of Common Stock issuable in any such exchange may be based on the average closing prices of the Common Stock on the last trading days immediately preceding April 1 and July 1, 1996 as reported by the New York Stock Exchange, the closing price at the date of the exchange or such other price as the Board may consider appropriate.
  Stock Subject to the Directors' Equity Plan. A total of 300,000 shares of Common Stock are available to be issued under the Directors' Equity Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall determine. Any Restricted Shares that are forfeited to the Company shall again be available for use under the Directors' Equity Plan. The number and kind of shares issuable under the Directors' Equity Plan may be adjusted to reflect stock dividends, stock splits, recapitalizations, reorganizations, or similar changes.
  Amendment. The Board may at any time suspend, terminate, amend, or modify the Directors' Equity Plan; provided that no amendment or modification of the Directors' Equity Plan shall become effective without the approval of such amendment or modification by the stockholders of the Company if the Company, on the advice of counsel, determines that stockholder approval is necessary or desirable. The provisions of the Directors' Equity Plan governing the share awards described under "Automatic Grants of Common Stock" above and the share awards made in respect of Required Share Amounts cannot be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

RECOMMENDATION

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE DIRECTORS' EQUITY PLAN.

APPROVAL OF EXECUTIVE VARIABLE INCENTIVE PLAN
                                                            -------------------
ITEM NUMBER 4 ON PROXY CARD

INTRODUCTION

  As of January 1, 1996, the Board adopted, subject to the approval of the stockholders of the Company, the Oryx Energy Company Executive Variable Incentive Plan (the "Executive VIP"). The Executive VIP will replace the Company's Variable Incentive Plan applicable to other employees of the Company with respect to those executive employees designated to participate in the new Executive VIP. As described more fully below, the new Executive VIP is similar to the Variable Incentive Plan for other employees of the Company with certain exceptions, most notably the addition of an election to receive all or a portion of the bonus award under the Executive VIP in the form of restricted stock of the Company ("Restricted Stock") rather than cash.

SUMMARY OF THE EXECUTIVE VIP

  A copy of the Executive VIP is attached to this Proxy Statement as Exhibit
B. The following summary of the Executive VIP is qualified in its entirety by reference thereto.
  Purpose. The purpose of the Executive VIP is to provide incentive compensation opportunities for certain executive employees of the Company and to reinforce three significant Company values, consisting of teamwork, sharing success, and the rewarding of individual performance. It also is designed to assist in the attraction, motivation and retention of superior employees and to link employees to the Company's strategic objectives and interests of stockholders. The Executive VIP also contains an elective deferral feature the purpose of which is to permit certain executive employees who participate in the Executive VIP to defer to a later date the receipt of all or part of their cash award under the Executive VIP.
  Plan Year. The Executive VIP is maintained on the basis of a "plan year", which is the calendar year.
  Eligibility. Only those employees of the Company or a subsidiary thereof who are "officers" of the Company, as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, who are designated by the Compensation Committee, in its sole discretion, as of the beginning of a plan year are eligible to participate in the Executive VIP for such plan year. Currently there are eight employees of the Company and its subsidiaries who potentially are eligible for participation in the Executive VIP.
  Once designated by the Compensation Committee, an executive employee must be on the regular payroll of the Company or any of its subsidiaries as of December 31 of the plan year and have at least 26 completed weeks of active service during the plan year in order to be eligible to receive an award under the Executive VIP for such year. Any employee with fewer than 52 completed weeks of active service during the plan year will have his or her award pro rated. There are exceptions from the above requirements for circumstances involving family and medical leave, disability leave, retirement or death.
  Executive VIP Administration. The Compensation Committee has the right and authority to prescribe rules and regulations with respect to the administration of the Executive VIP, to construe the Executive VIP, to make determinations necessary or advisable for administering the Executive VIP and generally to exercise all powers conferred on the Compensation Committee under the Executive VIP. The Compensation Committee also has the authority to amend, modify, suspend or terminate the Executive VIP at any time provided that, generally, no such amendment, modification, suspension or termination may adversely affect the right of any participant to receive any amount to which the participant has already become entitled.
  Calculation of Award. The awards granted pursuant to the Executive VIP are determined according to a formula based on several factors, which include threshold and target performance goals, individual target award levels and the employee's base salary. For this purpose, base salary is defined as the annualized weekly base salary in effect as of the last pay period ending during the plan year. At the beginning of each plan year the Compensation Committee establishes the performance goals and the respective threshold and target levels of performance associated with each. The performance goals established by the Compensation Committee for a plan year may consider one or more of the following factors: stock price, cash flows, net income, operating income, expense levels, debt balance, debt ratings, total shareholder return, return on investment, return on equity, economic value added, production volumes, reserve additions, profit or cost per equivalent barrel, earnings per share, net asset value per share, or such other goals as the Compensation Committee may determine appropriate for a plan year. The performance goals may be based on the performance of the Company generally, in the absolute or in relation to the performance of its peers, or the performance of a particular employee, division, department, branch, subsidiary or other unit to which a particular employee is assigned. Different performance goals may be established for different participants or groups of participants. Each performance goal will be weighted to reflect its relative performance to the Company's strategic business plans for the year. The sum of the weightings of the target performance goals for a participant or a group of participants for the year will equal 100 percent.
  The Compensation Committee will establish at the beginning of the plan year individual target award levels expressed as a percentage of a participant's base salary for the year.
  As of the end of each plan year, the Compensation Committee will calculate each participant's incentive compensation award by multiplying the participant's base salary by the participant's individual target award level for the plan year. The result will then be multiplied by the performance score applicable to the participant. The performance score will be determined by the Compensation Committee based upon actual performance compared to the threshold and target performance goal levels. The Compensation Committee will certify the degree of achievement of each performance goal based upon the actual performance results for the year. Once the above calculations are completed, the Compensation Committee will have the discretion to reduce (but not increase) any participant's award for the year based upon such factors as the Committee may determine to be relevant, including individual performance. In no event will the maximum incentive compensation award payable to a participant based upon the above calculation exceed 200 percent of a participant's annualized weekly base salary in effect as of the first pay period ending during the plan year to which the award relates.
  In addition to the incentive compensation awards based upon attainment of performance goals as set forth above, the Compensation Committee may, in its sole discretion, grant ad hoc incentive compensation awards to any participant or group of participants in such amount or amounts as it shall determine to be appropriate based upon such factors as it shall deem to be relevant whether or not targeted goals are achieved. Any such ad hoc incentive compensation awards shall be determined and granted by the Compensation Committee after the plan year to which the award relates but prior to April 30 following the end of such plan year.
  Payment of Awards. Incentive compensation awards under the Executive VIP may be paid in cash or shares of Common Stock or any combination thereof as determined by the Compensation Committee. Awards normally will be paid by April 30 following the completion of the plan year. Participants eligible to participate in the Company's Executive Deferred Compensation Plan may elect to defer their cash incentive compensation awards payable pursuant to the Executive VIP if such election is made prior to the beginning of a plan year.
  Election to Receive Restricted Stock. Certain participants (as designated by the Compensation Committee by February 15 of the plan year) also may elect to have up to 100 percent of their cash incentive compensation award for a plan year paid to them in shares of Restricted Stock. Such election must be made before March 1 of the plan year with respect to which the award is being earned. Once made, the election is irrevocable, although the Compensation Committee retains the discretion to cause the Company to settle all or any part of the Company's obligation under a participant's election to receive Restricted Stock by the payment of the cash incentive compensation award in lieu of the Restricted Stock. In order to receive Restricted Stock, the participant must remain an employee of the Company or a subsidiary until the date that the shares of Restricted Stock are issued.
  The number of shares of Restricted Stock issuable to each participant for a plan year will be determined by dividing (i) the product obtained by multiplying the amount of the participant's cash incentive compensation award for such year times the portion of such award that the participant elected to have paid in Restricted Stock (the "Subject Amount"), by (ii) the fair market value of the Common Stock on the first business day following the completion of the plan year. In addition, the Compensation Committee may in its discretion increase the value of a participant's Subject Amount by multiplying it by a factor, which shall not be greater than 150 percent. The factor will be established by the Compensation Committee by February 15 of the plan year and shall be the rate which the Compensation Committee determines to be appropriate to reflect the participant's election to forego cash compensation in exchange for Restricted Stock.
  Restrictions on Restricted Stock. All Restricted Stock issued to a participant pursuant to the Executive VIP shall be subject to a restricted period of such number of years as the Compensation Committee shall determine

(such determination to be made prior to February 15 of the plan year). The Executive VIP gives the Compensation Committee authority to grant to participants to whom Restricted Stock has been issued the right to extend the restricted period applicable to such stock for an additional period of time or until the occurrence of a specified event. Restricted Stock issued to an employee shall be forfeited to the Company at no cost to the Company if the employee's service as an employee of the Company terminates prior to the expiration or termination of the restricted period applicable to the shares; provided that the Restricted Stock will become fully vested and the restricted period shall terminate upon (i) the employee's termination of service as an employee of the Company during the restricted period due to death, disability (as defined in the Executive VIP) or retirement (as defined in the Executive
VIP), (ii) the involuntary termination of the employee's service as an employee of the Company for reasons other than "Just Cause" as defined in the Executive VIP, or (iii) the occurrence of a corporate change (as defined in the Executive VIP) during the restricted period. Under the Executive VIP, a "corporate change" means (i) the dissolution or liquidation of the Company;
(ii) certain reorganizations, mergers, or consolidations of the Company; (iii) the sale of all or substantially all of the assets of the Company; and (iv) a change in control of the Company (as defined in the Executive VIP). Until the Restricted Stock is delivered to an employee upon vesting, the Restricted Stock may not be sold, assigned, transferred, or otherwise encumbered or disposed of by the employee in any manner. The Company will retain custody of the stock certificates representing the Restricted Stock during the restricted period. An employee will have all rights of a stockholder, including voting and dividend rights, with respect to his or her Restricted Stock, subject to the forfeiture and other restrictions of the Executive VIP. Under the Executive VIP, the Compensation Committee has the right to cancel all or any portion of any outstanding restrictions prior to the expiration or termination of such restrictions with respect to any or all shares of Restricted Stock on such terms and conditions as it may deem appropriate.
  Stock Subject to Plan. A total of 300,000 shares of Common Stock are available to be issued under the Executive VIP. In the event the Company effects a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock is combined into a smaller number of shares, the maximum number of shares that may be issued or awarded under the Executive VIP will be increased or decreased proportionately. Shares that have been previously delivered to a participant as Restricted Stock that have since been forfeited will be available for further issuance or award under the Executive VIP. Shares of Common Stock issued pursuant to the Executive VIP may be shares of original issuance or treasury shares or a combination of both, as the Compensation Committee determines.

RECOMMENDATION

  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE EXECUTIVE VIP.

PROPOSALS OF STOCKHOLDERS
                                   --------------------------------------------
PROPOSAL NO. 1 -- ITEM NUMBER 5 ON PROXY CARD
  Mr. John Gregory Townsend, 1112 General Lafayette Boulevard, West Chester, Pennsylvania 19382, who owns 109 shares of Common Stock has advised the Company that he intends to offer the following proposal and supporting statement for action at the Meeting:
    "RESOLVED, that Oryx Energy Company be requested to establish a Shareholders' Advisory Committee, to provide the Board of Directors with recommendations on strategic policy matters and business strategy issues that may enhance shareholder value. Such matters may include:
  major acquisitions, divestitures, restructurings, mergers, or other issues on which the Board would elect to consult the Committee. This resolution will in no way limit or otherwise restrict the Board in its ability to take any action it deems in the Company's best interest.

    "Membership of the Shareholders' Advisory Committee will consist of a least ten members, who will serve without compensation except for the reimbursement of reasonable expenses. The Board will develop procedures for selection of members willing to serve, provided the following criteria are met:

  . Members will be the owner or beneficial owner of at least 1,000 shares of the Company's common voting stock for the entire period of their membership.

  . At least six members will be selected from the 200 largest beneficial owners of the Company's voting shares.

  . Members of the Committee will have no present affiliation with the Company, other than as a shareholder.

   The term of each member shall be for one year. In no case can a member serve more than two consecutive terms."

STOCKHOLDER'S STATEMENT IN SUPPORT OF STOCKHOLDER PROPOSAL NO. 1:

    "Oryx Energy Company's mission, as stated in its recent annual reports, is to create value for its shareholders. However, the Company has been unable to achieve sustainable increases in shareholder value in recent years. As shown in the Company's March 1995 proxy statement, Oryx Energy Company's five-year cumulative total return on its common stock showed a decline of 70% from 1989 to 1994, versus an increase of 52% in the S&P 500 stock index during the same period. In a broad, external comparison of American companies published by Fortune in November 1994, Oryx ranked in the lower quartile (775 out of 1000 companies), down from a rank of 489 in 1989, on the measure of market Value Added. In summary, Oryx Energy Company's shareholder value has not increased, while the Company's annual discretionary cash flow has declined, despite reductions in capital spending, elimination of the common stock dividend, and significant reductions in employees and operating costs.
    Therefore, it is recommended that a Shareholders' Advisory Committee be formed to provide an organized structure to communicate shareholders interests to the Board and to insure shareholder value is enhanced. The committee will have no authority to act on behalf of the Company, and it will not become involved in the Company's management. The Committee will address policy topics and significant business strategy issues that may have a major impact on shareholder value. The Committee will strengthen the relationship between the Board and its shareholders, and will benefit the Company by providing directors with a valuable resource for understanding shareholder viewpoints. I recommend your support FOR this proposal."

STATEMENT OF BOARD OF DIRECTORS RECOMMENDING A VOTE AGAINST STOCKHOLDER PROPOSAL NO. 1

  This proposal seeks the creation of a "committee" of stockholder representatives which would, at best, be redundant and which could well interfere with the ability of the Board to carry out its obligations to manage the Company in the interests of all stockholders. The Board of Directors elected by the stockholders is charged with the responsibility to manage the Company and, in doing so, to seek all the information and advice its members require, both from Company officers and from professionals and others outside the Company. The proposed committee would serve only to add a cumbersome, time consuming and costly layer of bureaucracy to the governance of the Company.

  THE BOARD THEREFORE RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

PROPOSAL NO. 2 -- ITEM NUMBER 6 ON PROXY CARD

  The California Public Employees' Retirement System ("CalPERS"), P. O. Box 942708, Sacramento, California 94229-2708, which owns 477,000 shares of Common Stock, has advised the Company that it intends to offer the following proposal and supporting statement for action at the Meeting.
    "RESOLVED, that the stockholders of Oryx Energy Corporation [sic] recommend that the board of directors take the necessary steps, in compliance with applicable law, to reorganize itself into one class.
  The reorganization shall be done in a manner that does not affect the unexpired terms of directors previously elected."

STOCKHOLDER'S STATEMENT IN SUPPORT OF STOCKHOLDER PROPOSAL NO. 2:

    "Is accountability by the board of directors important to shareholders? At the 1995 annual meeting, shareholders of this Company answered: YES. By a sweeping majority, 56% of votes cast, shareholders urged the board to reorganize itself into one class. This vote -- a true shareholder mandate--was cast in favor of an identical proposal to re-classify the board sponsored last year by the California Public Employees' Retirement System (CalPERS).
    To date, the board has failed to take the necessary steps to amend the Company's Certificate of Incorporation, in order to implement that proposal. Thus, the shareholder mandate of 1995 goes unheeded.
    As a public pension trust, and the owner of approximately 477,000 shares of the Company's common stock, CalPERS demands accountability from the board. This is why we are again sponsoring a proposal to organize the board in a single class, so the directors would stand for election each year.
    By classifying itself, a board insulates its members from immediate challenge. Insularity may have made sense in the past (e.g., during the takeover frenzy of the 1980s). But now, it works primarily to hamper accountability.
    Staggered terms can prevent shareholders from mounting a successful opposition to the entire board. By comparison, a de-staggered board would stand for election in its entirety, each year.
    As shareholders have already urged -- the time has come to eliminate the current three classes of directors. As currently classified, shareholders can only vote one-third of the board at any given time.
    CalPERS believes that a company's corporate governance procedures and practices, and the level of management accountability they impose, are related to its financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. Clearly, CalPERS and other shareholders are dissatisfied with the board's accountability for long-term performance by the Company.
    CalPERS is at a loss to understand why -- after last year's 56% mandate -- the board has failed to take the necessary steps to de-classify itself. The board should bring this matter to a vote, for the purpose of amending the Company's certificate of incorporation. Such a vote could, and should, have been noticed for action at this year's annual meeting. Why has the board failed to do so, if not to escape accountability at the ballot box?
    Once again, CalPERS urges you to vote FOR this proposal, as a powerful tool for management incentive and accountability."

STATEMENT OF BOARD OF DIRECTORS RECOMMENDING A VOTE AGAINST STOCKHOLDER PROPOSAL NO. 2

  The Board of Directors concluded not to submit to a stockholder vote an amendment to declassify the Board because the Board continues to believe that the present system of electing directors in three classes is in the best interests of the Company's stockholders and should not be changed.
  A classified board -- a common structure shared with a majority of both the Fortune 500 companies and the more than fifteen hundred public companies surveyed by the Investor Responsibility Research Center, Inc. --offers important advantages to stockholders. It allows stockholders to change yearly one-third of the directors and thereby substantially change the board's composition and character. At the same time it facilitates continuity and stability by assuring stockholders that a majority of their directors will have prior experience as directors of the Company and be familiar with its business and operations. Such continuity also helps the Company to attract and retain qualified individuals willing to commit the time and dedication necessary to understand the Company, its operations and competitive environment. Additionally a classified board is designed to discourage attempts to effect changes of control of a company with inadequate, if any, consideration paid to shareholders, and to encourage any person seeking to acquire control of a company to negotiate with its board of directors, which is uniquely positioned under such circumstances to assure stockholders that any transaction will be equitable and fair to them.
  Approval of this stockholder proposal would not in and of itself eliminate board classification and institute the annual election of directors. While the proposal received a majority of the votes cast in 1995, the elimination of board classification requires an amendment to the Company's Certificate of Incorporation through the affirmative vote of 75 percent of the outstanding shares of Common Stock. Last year only 42 percent of the outstanding shares of Common Stock were voted in favor of the proposal.
  The Board is committed to building stockholder value. The new direction of the Company announced and implemented in 1995 supports this. The Board believes the Company's current board structure does not in any way relieve the Board members, individually or collectively, from being both responsible and accountable for the Company's performance.
  The Board, in the exercise of its fiduciary duty owed to stockholders, has concluded that a classified board is in the stockholders' best interests for the reasons stated.

  THE BOARD THEREFORE RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

OTHER BUSINESS
                   ------------------------------------------------------------

  The Board does not know of any business to come before the Meeting other than that set forth in the Notice of Annual Meeting of Stockholders. However, if any other business shall properly come before the Meeting, it is the intention of the proxy holders to vote upon such business in accordance with their judgment.

SECTION 16(A) REPORTING DELINQUENCIES
                                               --------------------------------

  Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than ten percent of a registered class of equity securities of the Company, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Directors, officers and more than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
  To the Company's knowledge, based solely on the information furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1995, there was compliance with all applicable Section 16(a) filing requirements.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 1997 ANNUAL MEETING
           --------------------------------------------------------------------

  Subject to certain requirements contained in the Company's Bylaws, a stockholder of record may nominate someone for director or may propose other action to be voted on at an annual meeting. Article V of the Company's Bylaws provides in pertinent part as follows:
  "SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may be properly brought before the meeting, shall be held each year on such day, at such time and place, either within or without the state of incorporation, as shall be determined in advance by the Board of Directors.
  "At an annual meeting of stockholders, the only business to be voted on by stockholders shall be business specified in the notice of the meeting, or business otherwise specified by the Board of Directors, or business properly brought before the meeting by a stockholder eligible to vote at the meeting.
  "To be properly brought before the meeting by a stockholder, the business must be legally proper and written notice thereof must have been filed with the Secretary of the Corporation at least sixty days but not more than ninety days prior to the first anniversary of the most recent annual meeting, and containing the following information as applicable:
    "(a) All notices by a stockholder hereunder shall contain (i) the stockholder's name as it appears in the Corporation's records, (ii) the stockholder's business address and residence address, and (iii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned by the stockholder.
    "(b) Notices in which a stockholder proposes the nomination of a person for election as Director shall also contain (i) the proposed nominee's name, age, business address and residence address, (ii) the proposed nominee's principal occupation currently and for the previous five years,
  (iii) the class and number of shares of stock of the Corporation which are directly or indirectly beneficially owned by the proposed nominee, and (iv) any other information about the proposed nominee which is required to be disclosed in proxy solicitation pursuant to regulations under the Securities Exchange Act of 1934 as amended, including but not limited to the proposed nominee's consent to the nomination.

    "(c) Notices in which a stockholder proposes a matter other than a nomination for Director shall also contain a clear and concise statement of the proposal and the stockholder's reasons for supporting it.
  "The filing of a stockholder notice as required above shall not, in and of itself, constitute the making of the nomination or proposal described therein. Nothing in these Bylaws shall affect the right of a stockholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to regulations under the Securities Exchange Act of 1934 as amended.
  "If the person presiding at the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order and such business shall not be conducted at the meeting."
  Applicable SEC rules and regulations provide that the Company is not required to include a stockholder proposal in its proxy materials unless it is received by a specified date. In order for a stockholder proposal to be considered for inclusion in the Company's 1997 proxy materials, the proposal must be received by the Secretary of the Company on or before its close of business on November 27, 1996.

SOLICITATION OF PROXIES
                              -------------------------------------------------

  The Company has provided proxy materials to brokers, banks, custodians, nominees and fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock registered in the name of such brokers, banks, custodians, nominees and fiduciaries. In addition, solicitation of proxies may be made by directors, officers or employees of the Company by personal interview, mail, telephone, telegraph or facsimile telecommunication. Georgeson & Company Inc. has been retained to assist in the distribution to and solicitation of proxies from stockholders, brokers, banks and nominees for a base fee of $7,000 plus reasonable out-of-pocket expenses. The cost of soliciting proxies and related services will be borne by the Company.

                                          By Order of the Board of Directors

                                          William C. Lemmer
                                          Vice President, General Counsel and
                                           Secretary
                                          13155 Noel Road
                                          Dallas, Texas 75240-5067

March 27, 1996

                                                                      EXHIBIT A

                              ORYX ENERGY COMPANY

                     EQUITY AND DEFERRED COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

  SECTION 1. ESTABLISHMENT AND PURPOSE. Oryx Energy Company, a Delaware corporation (the "Company"), hereby establishes this Oryx Energy Company Equity and Deferred Compensation Plan for Non-Employee Directors (the "Plan"). The purposes of the equity compensation features of the Plan are to encourage non-employee directors of the Company to acquire shares of the Company's common stock, and thereby to align their interests more closely with the interests of the other stockholders of the Company, and to encourage the highest level of director performance by providing the non-employee directors with a more direct interest in the Company's attainment of its financial goals. The purpose of the elective deferral features of the Plan is to permit non-employee directors of the Company to defer to the date of termination of their service as directors of the Company or other fixed date all or part of their regular cash compensation.

  SECTION 2. CERTAIN DEFINITIONS. For purposes of the Plan, the following terms shall have the indicated meanings:

  (a) "annual retainer" shall have the meaning specified in Section 6(a) hereof.

  (b) "Average Share Price" means the average of the Fair Market Value of the Common Stock on each of the following days within the period for which Average Share Price is being determined under the Plan: (i) the last Trading Day of the calendar quarter ending on March 31; (ii) the last Trading Day of the calendar quarter ending on June 30; (iii) the last Trading Day of the calendar quarter ending on September 30; and (iv) the last Trading Day of the calendar quarter ending on December 31 (as appropriately adjusted to take into account any stock dividend, split, or combination during such period with respect to the Common Stock).

  (c) "Board of Directors" means the Board of Directors of the Company.

  (d) "Cash Compensation" means the cash compensation earned by an Outside Director for his services as a director of the Company.

  (e) "cash retainer" shall have the meaning specified in Section 6(a) hereof.

  (f) "Cash Unit" shall have the meaning specified in Section 8(d) hereof.

  (g) "Common Stock" means the Common Stock, par value $1.00 per share, of the Company, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

  (h) "Compensation Committee" means the Compensation Committee of the Board of Directors.

  (i) "Deferred Compensation Account" shall have the meaning specified in
Section 8(d) hereof.

  (j) "Fair Market Value" of the Common Stock on any Trading Day shall be the average of the high and low sales prices of the Common Stock for such day, or if no such sale is made on such day, the average of the closing bid and asked prices of the Common Stock for such day, in each case as officially reported on the New York Stock Exchange (or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, the principal national stock exchange or stock market on which the Common Stock is then listed or admitted to trading).

  (k) "Initial Restricted Period" shall have the meaning specified in Section 7(a)(i) hereof.

  (l) "Interest Equivalent" shall have the meaning specified in Section 8(d) hereof.

  (m) "Outside Director" means an individual duly elected or chosen as a director of the Company who is not also an officer or employee of the Company or its subsidiaries.

  (n) "Participant" shall have the meaning specified in Section 8(a) hereof.

  (o) "plan quarter" means each three-month period ending on July 31, October 31, January 31, and April 30 of each Plan Year, except that the plan quarters for the first Plan Year hereunder shall be the three-month period ending on September 30, 1996, the three-month period ending on December 31, 1996, and the four-month period ending on April 30, 1997.

  (p) "Plan Year" means each 12-month period commencing on May 1 and ending on and including the next following April 30, except that the first Plan Year hereunder shall commence on July 1, 1996 and end on and include April 30, 1997.

  (q) "Required Share Amount" means an amount of money constituting 50% of an Outside Director's annual retainer earned by such Outside Director for his services as a director of the Company for a Plan Year, which amount is payable in shares of Common Stock pursuant to Section 6(c) hereof. The Required Share Amount is not Cash Compensation for purposes of the Plan.

  (r) "Restricted Period" shall have the meaning specified in Section 7(a)(i) hereof.

  (s) "Restricted Shares" means shares of Common Stock issued pursuant to the Plan that are subject to the restrictions imposed by the provisions of Section 7 hereof.

  (t) "Share Award" means an award, grant, sale, or other issuance of Shares, Restricted Shares or Unrestricted Shares to an Outside Director pursuant to the provisions of the Plan.

  (u) "Shares" means shares of Common Stock issued pursuant to the Plan that are not subject to the restrictions imposed by the provisions of Section 7 hereof, but are subject to the restrictions on transfer set forth in Section 10 hereof.

  (v) "Term of Office" means the term of office as a director of the Company for which the Outside Director has been elected pursuant to and in accordance with the provisions of the certificate of incorporation and bylaws of the Company.

  (w) "Trading Day" means any day on which the stock exchange or stock market referred to in Section 2(j) hereof is open for trading on a regular basis.

  (x) "Unrestricted Shares" means shares of Common Stock issued pursuant to the Plan that are not subject to the restrictions imposed by the provisions of
Section 7 or 10 hereof.

  (y) "Voluntary Share Amount" means the amount of Cash Compensation (including the cash retainer) earned by an Outside Director for a Plan Year which the Outside Director elects to apply to the purchase of shares of Common Stock pursuant to Section 6(b) hereof.

  SECTION 3. PLAN ADMINISTRATION. The Compensation Committee shall be responsible for the administration of the Plan. However, the Compensation Committee shall have no authority, discretion, or power to select the Outside Directors who will receive Share Awards, determine the Share Awards to be made pursuant to the Plan, the number of Shares, Restricted Shares or Unrestricted Shares to be issued thereunder, or the time at which Share Awards are to be made, establish the duration or nature of the restrictions applicable to Shares or Restricted Shares, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the express provisions hereof, including Section 12 hereof. Subject to the foregoing limitations, the Compensation Committee is authorized to interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company in connection with the operation of the Plan, and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any agreement entered into pursuant to the Plan. The determinations, interpretations, and other actions of the Board of Directors and the Compensation Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

  SECTION 4. STOCK SUBJECT TO THE PLAN.

  (a) Number of Shares. Three hundred thousand (300,000) shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan. Shares of Common Stock that are issued as Shares, Restricted Shares or Unrestricted Shares shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. Any Restricted Shares that are forfeited to the Company pursuant to the provisions of Section 7(b) hereof shall again be available for use under the Plan. Any shares of Common Stock issuable to an Outside Director under the Plan that for any reason are not issued to the Outside Director shall automatically become available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time required under the provisions of the Plan or otherwise assure itself of its ability to perform its obligations hereunder. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board of Directors, in its discretion, shall from time to time determine.

  (b) Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, (i) the maximum number of shares of Common Stock that may be issued under the Plan shall be increased or decreased proportionately and (ii) the Board of Directors shall make an appropriate adjustment in the number of shares of Common Stock then subject to issuance under Sections 5(b) and 5(c) hereof. In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, or sale of assets) of the Company, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares that are authorized for issuance or are issuable pursuant to the Plan.

  SECTION 5. INITIAL AND ANNUAL AUTOMATIC GRANTS OF COMMON STOCK.

  (a) Initial Grants to Current Directors. Effective as of the next business day after the 1996 annual meeting of stockholders of the Company, the Company shall issue 5,500 shares of Common Stock to each person who is an Outside Director on such date.

  (b) Initial Grants to Newly Elected Directors. Commencing after the date of the 1996 annual meeting of stockholders of the Company, 5,000 shares of Common Stock shall be issued by the Company automatically to each Outside Director who is newly elected to the Board of Directors after such date, irrespective of whether such Outside Director is elected by the Board of Directors or by the stockholders. The effective date of issuance of such shares shall be the effective date of such Outside Director's election to the Board of Directors. For purposes of this Section 5(b), the term "newly elected to the Board of Directors" shall mean that the Outside Director was not serving as a director of the Company immediately prior to the time of his election in respect of which such shares are issued.

  (c) Annual Grants. Beginning with the year 1997, 500 shares of Common Stock shall be issued by the Company automatically effective as of the date of each annual meeting of stockholders of the Company, to each person who (i) is an Outside Director on the date of and immediately following such annual meeting and (ii) has served in that capacity for at least six months immediately preceding the date of such annual meeting.

  (d) Form of Share Awards. Each Share Award granted to an Outside Director pursuant to this Section 5 shall be made either (i) all in Restricted Shares or (ii) all in Shares, as shall be designated by the recipient of such award by notice in writing delivered to the Company (A) prior to March 15, 1996 (in the case of an award under Section 5(a) hereof), (B) prior to the effective date of issuance of such shares (in the case of an award under Section 5(b) hereof), or (C) prior to the January 1 immediately preceding the annual meeting of stockholders in respect of which the award is made (in the case of an award under Section 5(c) hereof). All such designations shall be on a form prescribed for this purpose by the Compensation Committee and shall be irrevocable. If no such designation is made with respect to a Share Award granted under this Section 5, such award shall be made all in Shares.

  (e) Declinations. Any Outside Director may decline to accept any Share Award granted to him pursuant to this Section 5 by giving written notice to the Company of his election to decline to accept such award.

  SECTION 6. SHARE AWARDS APPLICABLE TO RETAINER AND OTHER CASH COMPENSATION.

  (a) Retainer; Required Share Amount. The amount of the retainer to be paid to each Outside Director for each Plan Year (the "annual retainer") shall be determined by the Board of Directors from time to time; 50% of the annual retainer shall be the cash component of the retainer, payable in cash as Cash Compensation (the "cash retainer"), and the other 50% of the annual retainer shall be the equity component of the retainer, payable in shares of Common Stock as the Required Share Amount. The cash retainer for each Plan Year shall be payable in installments as of the last day of each plan quarter of the Plan Year in arrears. An Outside Director must be serving as an Outside Director on the last day of the plan quarter in order to earn his cash retainer for such plan quarter; provided, however, that an Outside Director serving in such capacity on such day who has served in such capacity for less than the entire plan quarter shall have his cash retainer for such plan quarter pro-rated based on his number of days of service as an Outside Director during such plan quarter. An Outside Director must be serving as an Outside Director on the last day of the Plan Year in order to earn his Required Share Amount for such year; provided, however, that an Outside Director serving in such capacity on such day who has served in such capacity for less than the entire Plan Year shall have his Required Share Amount for such Plan Year pro-rated based on his number of days of service as an Outside Director during such Plan Year.

  (b) Voluntary Share Amount. For any Plan Year, an Outside Director may elect to have up to 100% of his cash retainer earned for such Plan Year and any other Cash Compensation earned by him for such Plan Year for his services as a director of the Company, which amounts have not been deferred by the Outside Director pursuant to the provisions of Section 8 hereof (collectively referred to herein as his Voluntary Share Amount), applied to the purchase of shares of Common Stock pursuant to the provisions of Section 6(c) hereof. An Outside Director must notify the Company in writing of such election prior to the first day of the Plan Year for which the election is made (or prior to such later date as may be approved by the Compensation Committee); provided, however, that a newly elected Outside Director (within the meaning of Section 5(b) hereof) may make such an election prior to the commencement of such Outside Director's initial Term of Office with respect to Cash Compensation earned by him in the balance of the Plan Year of his initial election to the Board of Directors. Unless otherwise determined by the Compensation Committee, a separate election must be made for each Plan Year. An election made pursuant to this Section 6(b) for a Plan Year shall be irrevocable from and after the first day of such Plan Year; provided, however, that an election made pursuant to this Section 6(b) during a Plan Year for the remaining portion of such Plan Year shall be irrevocable from and after the date the election is made. Such elections shall be on a form prescribed for this purpose by the Compensation Committee.

  (c) Issuance of Shares. Promptly following the end of each Plan Year, the Company shall, subject to the further provisions of this Section 6, issue to each Outside Director, effective as of the last day of such Plan Year:

    (A) a number of whole shares of Common Stock determined by dividing (x) the Required Share Amount earned by such Outside Director for such Plan Year by (y) the Average Share Price of the Common Stock for such Plan Year or, if such Outside Director did not serve as an Outside Director during the entire Plan Year, for that portion of the Plan Year during which he served in that capacity (for purposes of calculating such Average Share Price, the Outside Director shall always be deemed to have served in that capacity for at least the last plan quarter of the Plan Year),

                                      and

    (B) a number of whole shares of Common Stock determined by dividing (x) such Outside Director's Voluntary Share Amount, if any, for such Plan Year by (y) the Average Share Price of the Common Stock for such Plan Year or, if such Outside Director did not serve as an Outside Director during the entire Plan Year, for that portion of the Plan Year during which he served in that capacity (for purposes of calculating such Average Share Price, the Outside Director shall always be deemed to have served in that capacity for at least the last plan quarter of the Plan Year). The issuance of shares of Common Stock to the Outside Director pursuant to clause (A) above and the issuance of shares of Common Stock to the Outside Director pursuant to clause (B) above shall each be deemed to be a separate Share Award made to the Outside Director.

No fractional shares of Common Stock shall be issued by the Company pursuant to this Section 6(c), and no cash payment or other adjustment shall be made in respect of any such fractional share that would otherwise be issuable.

  (d) Eligibility. An Outside Director must be serving as an Outside Director on the last day of the Plan Year in order to be eligible to receive shares of Common Stock pursuant to Section 6(c) hereof in respect of his Required Share Amount and Voluntary Share Amount, if any, for such Plan Year. Any Outside Director who becomes ineligible to receive shares of Common Stock in respect of his Voluntary Share Amount for a Plan Year because his service as an Outside Director terminated prior to the last day of such Plan Year shall be paid any earned amounts of such Voluntary Share Amount in cash, without interest, as promptly as practicable following the date of such termination of service, and the election made by such Outside Director with respect to such Voluntary Share Amount pursuant to Section 6(b) hereof shall be null and void effective as of the date of such termination of service.

  (e) Form of Share Awards. Each Share Award made to an Outside Director with respect to his Required Share Amount for a Plan Year pursuant to Section 6(c) hereof shall be made either (i) all in Restricted Shares or (ii) all in Shares, and each Share Award made to an Outside Director with respect to his Voluntary Share Amount, if any, for a Plan Year pursuant to Section 6(c) hereof shall be made either (i) all in Restricted Shares or (ii) all in Unrestricted Shares, in each case as shall be designated by the Outside Director by notice in writing delivered to the Company prior to the first day of such Plan Year; provided, however, that a newly elected Outside Director (within the meaning of Section 5(b) hereof) may make such designations prior to the commencement of such Outside Director's initial Term of Office with respect to his Required Share Amount and Voluntary Share Amount, if any, earned by him in the balance of the Plan Year of his initial election to the Board of Directors. Unless otherwise determined by the Compensation Committee, a separate designation must be made for each Plan Year. A designation made pursuant to this Section 6(e) for a Plan Year shall be irrevocable from and after the first day of such Plan Year; provided, however, that a designation made pursuant to this Section 6(e) during a Plan Year for the remaining portion of such Plan Year shall be irrevocable from and after the date the designation is made. Such designations shall be on a form prescribed for this purpose by the Compensation Committee. If no such designation is made with respect to a Share Award made under this Section 6, such award shall be made all in Shares (in the case of an award with respect to a Required Share Amount) or all in Unrestricted Shares (in the case of an award with respect to a Voluntary Share Amount).

  (f) Effectiveness. The provisions of this Section 6 shall be effective for Required Share Amounts and Cash Compensation earned by Outside Directors on and after July 1, 1996.

  SECTION 7. RESTRICTIONS ON RESTRICTED SHARES.

  (a) Restricted Period. (i) All Restricted Shares issued to an Outside Director pursuant to the Plan shall be subject to a restricted period, which shall commence on the effective date of issuance of such Restricted

Shares and end on April 30 of the calendar year in which the Outside Director's then current Term of Office is scheduled to expire (the "Initial Restricted Period"). The term "Restricted Period", as hereinafter used, means
(A) the Initial Restricted Period and (B) the Initial Restricted Period as it may be extended pursuant to the following provisions of this Section 7(a)(i). Each Outside Director to whom Restricted Shares have been issued shall have the right to extend the Restricted Period applicable to such Restricted Shares so that such Restricted Period ends on April 30 of the calendar year in which the Outside Director's next succeeding Term of Office (assuming for this purpose that he continues to serve as a director of the Company) would be scheduled to expire, provided that such Outside Director notifies the Company in writing of such extension on or prior to April 30 of the calendar year immediately preceding the calendar year of expiration of the then current Restricted Period. Subject to the foregoing provisions of this Section 7(a)(i), such right to extend the Restricted Period may be exercised on any one or more occasions. An election to extend the Restricted Period shall be irrevocable.

  (ii) Notwithstanding the foregoing provisions of Section 7(a)(i) hereof:

    (A) With respect to (x) Restricted Shares issued pursuant to Section 5(b) or 6(c) hereof to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year of the effective date of issuance of such shares, (y) Restricted Shares issued pursuant to Section 5(b) hereof on or after November 1 of a calendar year, but prior to the end of such calendar year, to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year next following the calendar year of the effective date of issuance of such shares and (z) Restricted Shares issued pursuant to Section 9(b) hereof to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year next following the calendar year of the effective date of issuance of such shares, the Initial Restricted Period of such shares shall end on April 30 of the calendar year in which the Outside Director's next succeeding Term of Office (assuming for this purpose that he continues to serve as a director of the Company) would be scheduled to expire.

    (B) With respect to (x) Restricted Shares issued pursuant to Section 5(a) or 5(c) hereof to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year next following the calendar year of the effective date of issuance of such shares and (y) Restricted Shares issued pursuant to Section 5(b) hereof on or after April 30 of a calendar year, but prior to November 1 of such calendar year, to an Outside Director whose then current Term of Office is scheduled to expire in the calendar year next following the calendar year of the effective date of issuance of such shares, the Initial Restricted Period of such shares shall end on either (1) April 30 of the calendar year in which the Outside Director's then current Term of Office is scheduled to expire or (2) April 30 of the calendar year in which the Outside Director's next succeeding Term of Office (assuming for this purpose that he continues to serve as a director of the Company) would be scheduled to expire, as shall be designated by the Outside Director by notice in writing delivered to the Company on or prior to the effective date of issuance of such shares. If no such designation is made, the Initial Restricted Period of such shares shall end on the date specified in clause (1) of the preceding sentence. All such designations shall be irrevocable on and after the effective date of issuance of such shares.

  (b) Forfeiture. Restricted Shares issued to an Outside Director pursuant to the Plan shall be forfeited to the Company at no cost to the Company if the Outside Director's service as a director of the Company terminates prior to the expiration or termination of the Restricted Period applicable to such shares; provided, however, that the Restricted Shares shall become fully vested and the Restricted Period applicable thereto shall terminate upon (i) the Outside Director's termination of service as a director of the Company during the Restricted Period due to death, Disability (as defined in Section 7(h) hereof), or a Permitted Event (as defined in Section 7(h) hereof) or (ii) the occurrence of a Corporate Change (as defined in Section 7(h) hereof) during the Restricted Period. Unless and until Restricted Shares are delivered to the Outside Director upon vesting, the Restricted Shares shall not be sold, assigned, transferred, discounted, exchanged, pledged, or otherwise encumbered or disposed of by the Outside Director in any manner.

  (c) Stock Certificates. The Company shall issue, in the name of each Outside Director to whom Restricted Shares have become issuable pursuant to the Plan (or, at the option of the Company, in the name of a nominee of the Company), stock certificates representing the total number of Restricted Shares to be issued to the Outside Director, as soon as reasonably practicable after the effective date of issuance of such shares. The Company or its agent, at the direction of the Compensation Committee, shall hold such certificates, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, for the Outside Director's benefit until such time as the Restricted Shares represented by such certificates are forfeited to the Company or the restrictions thereon terminate.

  (d) Rights as Stockholder. Upon the issuance of a certificate representing Restricted Shares to or on behalf of an Outside Director, the Outside Director shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to such shares, subject to the restrictions of the Plan and any restrictions imposed by law. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization, or otherwise, with respect to the shares of Common Stock constituting the Restricted Shares, then the Company shall pay or make such dividend or other distribution with respect to the Restricted Shares; provided, however, that the cash, stock or other securities, and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable to the Restricted Shares until the Restricted Shares with respect to which such dividend or other distribution was paid or made are either vested or forfeited. If any Restricted Shares with respect to which such dividend or distribution was paid or made do not vest but instead are forfeited pursuant to the provisions hereof, then the Outside Director shall not be entitled to receive such dividend or distribution with respect to such forfeited shares and such dividend or distribution with respect to such forfeited shares shall likewise be forfeited and automatically transferred to and reacquired by the Company. If any Restricted Shares with respect to which such dividend or distribution was paid or made become vested pursuant to the provisions hereof, then the Outside Director shall be entitled to receive such dividend or distribution with respect to such vested shares, without interest, and such dividend or distribution with respect to such vested shares shall likewise be delivered to the Outside Director.

  (e) Adjustments. If any of the following events shall occur at any time while Restricted Shares are outstanding and prior to the vesting or forfeiture thereof, the following adjustments shall be made in the number of shares of Common Stock then constituting such Restricted Shares, as appropriate:

    (i) If the Company pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of shares of Common Stock then constituting the Restricted Shares shall be proportionately increased. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock then constituting the Restricted Shares shall be proportionately reduced. An adjustment made pursuant to this
  Section 7(e)(i) shall become effective as of the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

    (ii) In case of any recapitalization or reclassification of the Common Stock, or any merger or consolidation of the Company with or into one or more other corporations, or any sale of all or substantially all the assets of the Company, as a result of which the holders of Common Stock receive other stock, securities, or property in lieu of or in addition to, but on account of, their shares of Common Stock, (A) such other stock, securities, or property allocable (as provided in clause (B) below) to the shares of Common Stock then constituting the Restricted Shares shall be paid and delivered with respect to such Restricted Shares, subject to the same restrictions applicable to such Restricted Shares, and (B) the Company shall make or cause to be made lawful and adequate provision whereby, upon the vesting of the Restricted Shares after the record date for the determination of the holders of Common Stock entitled to receive such other stock, securities, or property, the Outside Director shall receive, in lieu of or in addition to the Restricted Shares that have vested, as the case may be, the shares of stock, securities, or property that would have been allocable to such Restricted Shares had such shares vested immediately prior to such record date. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or smaller number of shares of Common Stock shall not be deemed to be a recapitalization or reclassification of the Common Stock for the purposes of this Section 7(e)(ii).

  (f) Termination of Restrictions. Upon the expiration or termination of the Restricted Period applicable to Restricted Shares, the restrictions applicable to the Restricted Shares that have not theretofore been forfeited shall terminate, and as soon as practicable thereafter, a stock certificate for the number of Restricted Shares with respect to which the restrictions have terminated, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this
Section 7, shall be delivered, free of all such restrictions, to the Outside Director or his beneficiary or estate, as the case may be.

  (g) Restricted Share Agreements. Each recipient of a Share Award relating to Restricted Shares made pursuant to the Plan shall, as a condition precedent to the issuance of the Restricted Shares to or on behalf of such person, enter into an agreement with the Company, in such form as the Compensation Committee shall prescribe and which is consistent with the provisions of the Plan, setting forth or incorporating the restrictions, terms, and conditions of the Share Award. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

  (h) Certain Definitions. For purposes of this Section 7, the following terms shall have the indicated meanings:

    Disability: The "Disability" of an Outside Director shall be deemed to have occurred if the Outside Director shall become unable to continue the proper performance of his duties as a director of the Company on a full-time basis as a result of his physical or mental incapacity.

    Permitted Event: A "Permitted Event" shall be deemed to have occurred if:
  (i) the Outside Director shall have resigned as a director of the Company because the Outside Director is unable to continue the proper performance of his duties as a director of the Company as a result of an injury or illness affecting a member of the Outside Director's immediate family and such inability is likely to exist for a period of six months or more; (ii) the Outside Director shall have retired as a director of the Company because he has reached the mandatory retirement age for directors of the Company as established by Company policy; (iii) the Outside Director, after being nominated by the Board of Directors, shall not be re-elected by the stockholders of the Company in an election of directors; or (iv) the Outside Director's directorship shall have ceased at the end of his term because such Outside Director was not nominated for re-election as a director of the Company in connection with an election of directors.

    Corporate Change: A "Corporate Change" shall be deemed to have occurred upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of this definition if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all of its assets) or (b) any entity, person, or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person, or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock of the Company. As used herein, "Control Transaction" shall be (a) any tender offer for or acquisition of capital stock of the Company, (b) any merger or consolidation of the Company, (c) any contested election of directors of the Company, or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of

  Directors of the Company. As used herein, "Group" shall mean persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

  SECTION 8. DEFERRAL OF CASH COMPENSATION. Outside Directors shall have the right to defer the receipt of their Cash Compensation in accordance with the following provisions of this Section 8.

  (a) Election to Defer. An Outside Director may elect to defer the receipt of all or a portion of his Cash Compensation (other than his Voluntary Share Amount) for a Plan Year in accordance with the provisions of this Section 8 by filing a written election to defer with the Compensation Committee. Such election shall be made on a form or forms prescribed for this purpose by the Compensation Committee. Such election must include the following: (i) the percentage of Cash Compensation to be deferred; (ii) an irrevocable election of a method of payment as provided in Section 8(e) hereof; and (iii) a designation of beneficiary as provided in Section 8(f) hereof. Except as provided in Section 8(c) hereof, a deferral election shall apply only to Cash Compensation to be earned in the Plan Year next following the Plan Year in which the election is made. An election to defer made under this Section 8 shall be irrevocable. For purposes of the Plan, the term "Participant" means an Outside Director who has elected to defer the receipt of his Cash Compensation in accordance with the provisions of this Section 8.

  (b) Amount of Deferral. The amount of Cash Compensation to be deferred in any Plan Year shall be designated by the Outside Director as a percentage of his Cash Compensation in integral multiples of 5%, but shall not be less than 10%.

  (c) Time of Election. Except as otherwise determined by the Compensation Committee, an election to defer Cash Compensation hereunder must be received by the Compensation Committee prior to the commencement of the Plan Year in which the Cash Compensation is earned; provided, however, that a newly elected Outside Director (within the meaning of Section 5(b) hereof) may make a deferral election prior to the commencement of such Outside Director's initial Term of Office with respect to Cash Compensation earned by him in the balance of the Plan Year of his initial election to the Board of Directors. Unless otherwise determined by the Compensation Committee, a separate deferral election must be made for each Plan Year. A deferral election by an Outside Director with respect to Cash Compensation in a given year will not preclude a different action by the Outside Director with respect to Cash Compensation in subsequent years.

  (d) Deferred Compensation Accounts. Cash Compensation deferred by a Participant pursuant to this Section 8 shall be credited to an account ("Deferred Compensation Account") established by the Company for such Participant. Cash Units (as defined below) in an amount equal to the deferred Cash Compensation shall be credited to the Participant's Deferred Compensation Account at the time the deferred Cash Compensation would otherwise have been paid had no election to defer been made. As additional deferred compensation for Participants with Cash Units credited to their Deferred Compensation Accounts, the Company shall credit a Participant's Deferred Compensation Account on a quarterly basis with an Interest Equivalent (as defined below). The amounts credited to a Participant's Deferred Compensation Account in accordance with this Section 8(d) shall represent the total amount of the Company's liability to the Participant for the payment of deferred compensation under this Section 8. For purposes of this Section 8, (i) a "Cash Unit" means the entry in a Deferred Compensation Account of a credit equal to One Dollar and (ii) an "Interest Equivalent" means the entry in a Deferred Compensation Account of an interest credit with respect to a Cash Unit, the interest factor being equal to the quarterly rate of return generated under the Stable Value Fund of the Company's Capital Accumulation Plan (or such successor or other fund within the Capital Accumulation Plan as the Compensation Committee may approve).

  (e) Payment of Deferred Compensation. All payments of a Participant's Deferred Compensation Account shall be made at, or shall commence on, the first day of the calendar year selected by the Participant in accordance with the provisions of Section 8(a) hereof and this Section 8(e). The date on which payment will commence must be designated by the Outside Director. The Outside Director may elect to defer the receipt of his Cash Compensation to: (a) the first day of any calendar year that is at least one year after the calendar year in which the Cash Compensation is earned; or (b) the first day of the calendar year following (i) the calendar year he retires as a director of the Company;
(ii) the calendar year his membership on the Board of Directors terminates; or
(iii) the calendar year of his death. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for directors of the Company. Upon the death of a Participant prior to the final payment of all amounts credited to his Deferred Compensation Account, the balance of the Deferred Compensation Account shall be paid in accordance with the provisions of Section 8(f) hereof commencing on the first day of the calendar year following the year of death. A Participant shall have the option of selecting either a single payment schedule or a series of annual installments (not exceeding ten), provided such election is irrevocable and made at the date of deferral. A Participant shall receive in cash all deferred compensation credited to his Deferred Compensation Account.

  (f) Designation of Beneficiary. Each Participant shall name a beneficiary to receive any payments due him at the time of his death, with the right to change such beneficiary at any time. In case of a failure to designate a beneficiary or the death of the designated beneficiary without a designated successor, such payments shall be made to the person or persons designated as beneficiary in the designation most recently filed by the Participant under the Directors Group Life Insurance Plan of the Company, or if no such designation has been made or the Participant is not participating in such plan, then to the surviving spouse of a deceased Participant, or, if there is no surviving spouse, the children of the Participant in equal shares (the share of any child who predeceases the Participant to go in equal shares to the issue of such deceased child), or if there is no surviving spouse, children, or issue of such children, the estate of the Participant. No designation of beneficiary shall be valid unless in writing signed by the Participant, dated and filed with the Compensation Committee. Upon the Participant's death, any balance in his Deferred Compensation Account shall be payable under the method and form elected by the Participant or in such other manner as the Compensation Committee may determine in its sole discretion.

  (g) Source of Payments. All payments of deferred compensation under this
Section 8 shall be made in cash from the general funds of the Company, and the Company shall be under no obligation to segregate any assets in connection with the maintenance of a Deferred Compensation Account. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind in favor of a Participant or any other person or a fiduciary relationship between the Company and a Participant. Title to the beneficial ownership of any assets, whether cash or investments, that the Company may designate to pay the amounts credited to Deferred Compensation Accounts shall at all times remain in the Company, and Participants shall have no property interest whatsoever in any specific assets of the Company. A Participant's interest in his Deferred Compensation Account shall be limited to the right to receive payments pursuant to the terms of the Plan, and such right shall be no greater than the right of any other unsecured general creditor of the Company.

  (h) Effectiveness. Except as otherwise provided in Section 9 hereof, the provisions of this Section 8 shall be effective for Cash Compensation earned by Outside Directors on and after July 1, 1996.

  SECTION 9. TERMINATION OF DIRECTORS' DEFERRED COMPENSATION PLAN.

  (a) Termination; Transfer of Units. Effective as of July 1, 1996, the Oryx Energy Company Directors' Deferred Compensation Plan, as amended and restated effective September 7, 1995 (the "Deferred Compensation Plan"), shall terminate, and all cash units and share units credited as of such date to an Outside Director's deferred compensation account thereunder shall automatically be transferred and credited to a Deferred Compensation Account established for such Outside Director under Section 8 hereof. Thereafter, except as provided in Section 9(b) hereof, such cash units shall be governed by the provisions of Section 8 hereof to the same extent as if they had originally been credited as Cash Units under the Plan. Such cash units are herein referred to as "Subject Cash Units".

  (b) Conversion of Subject Cash Units. Each Outside Director with Subject Cash Units credited to his Deferred Compensation Account under the Plan may elect to have up to 100% of the Subject Cash Units credited to his account as of July 1, 1996 applied to the purchase of Restricted Shares in accordance with the provisions of this Section 9(b) effective as of July 1, 1996; provided that the Outside Director must notify the Company in writing of such election on or prior to July 1, 1996, which election will be irrevocable on and after such date. Such election shall be on a form prescribed for this purpose by the Compensation Committee. Promptly following, and effective as of, July 1, 1996, the Company shall, subject to the further provisions of this Section 9(b), issue to each Outside Director who has made an election to purchase Restricted Shares pursuant to this
Section 9(b) a number of whole Restricted Shares determined by dividing (x) the amount of the Subject Cash Units that the Outside Director elected to have applied to the purchase of Restricted Shares by (y) the Fair Market Value of the Common Stock on July 1, 1996. No fractional shares of Common Stock shall be issued by the Company pursuant to this Section 9(b), and no cash payment or other adjustment shall be made in respect of any such fractional share that would otherwise be issuable. An Outside Director must be serving as an Outside Director on July 1, 1996 in order to be eligible to receive Restricted Shares pursuant to this Section 9(b). An election made pursuant to this Section 9(b) by an Outside Director who becomes ineligible to receive Restricted Shares pursuant to this Section 9(b) because his service as an Outside Director terminated prior to July 1, 1996 shall be null and void effective as of the date of such termination of service. Any Subject Cash Units (or portion thereof) not converted into Restricted Shares pursuant to this Section 9(b) shall remain subject to the provisions of Section 8 hereof.

  (c) Share Units. An Outside Director with share units credited to his Deferred Compensation Account under the Plan shall continue to hold such units subject to the terms and conditions that were in effect with respect thereto under the Deferred Compensation Plan immediately prior to its termination. The Board of Directors may, in its discretion, grant to such Outside Director the right to convert such share units into shares of Common Stock under the Plan on such terms and conditions as the Board of Directors may prescribe.

  SECTION 10. RESTRICTIONS ON TRANSFER OF SHARES. No Shares issued to an Outside Director pursuant to the Plan shall be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Outside Director, other than by will or pursuant to the laws of descent and distribution, until six months have elapsed from the effective date of issuance of such Shares. The Company shall hold the certificates representing such Shares for the Outside Director's benefit until such time as the restrictions on transfer of such Shares set forth in the preceding sentence have lapsed. All securities received by an Outside Director on account of his Shares as a result of an event described in Section 7(e)(i) or (ii) hereof shall be deemed to be Shares for purposes of this Section 10 and shall be restricted as to transfer pursuant to the provisions of this Section 10 to the same extent and for the same period as if such securities were the original Shares with respect to which they were issued. Subject to the restrictions of this Section 10, an Outside Director shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to his Shares.

  SECTION 11. FREEZE OF NON-EMPLOYEE DIRECTORS RETIREMENT PLAN. Effective as of July 1, 1996, the Non-Employee Directors Retirement Plan of the Company (the "Retirement Plan") shall be "frozen" such that (i) no directors of the Company newly elected to the Board of Directors after such date shall be entitled to participate therein, (ii) the retirement benefit under the Retirement Plan for all Outside Directors serving on the Board of Directors as of such date shall be fixed from and after such date as that amount which the Outside Director would have been entitled to receive under the Retirement Plan had he retired as a director of the Company effective as of such date (disregarding for this purpose the Retirement Plan's years of service eligibility requirement), and (iii) no future benefits under the Retirement Plan shall accrue from and after July 1, 1996. The Board of Directors may, in its discretion, provide for the discharge of the Company's obligations with respect to such frozen retirement benefits on such terms and conditions as the Board of Directors may prescribe, which may include the grant to Outside Directors of the right to exchange such frozen retirement benefits for shares of Common Stock under the Plan (which may be Shares, Restricted Shares or Unrestricted Shares) or other securities or cash, or a combination thereof.

  SECTION 12. PLAN AMENDMENT, MODIFICATION, AND TERMINATION. The Board of Directors may at any time suspend, terminate, amend, or modify the Plan; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of the Company if the Company, on the advice of counsel, determines that stockholder approval is necessary or desirable; and provided further that the provisions of the Plan governing (a) the Share Awards to be made pursuant to Section 5 hereof and the Share Awards to be made pursuant to
Section 6(c) hereof in respect of Required Share Amounts, (b) the number of shares of Common Stock to be issued under such awards, (c) the time at which such awards are to be made, and (d) the duration and nature of the restrictions applicable to such awards, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder. No suspension, termination, amendment, or modification of the Plan shall in any manner adversely affect any Share Award theretofore made under the Plan or the rights of a Participant with respect to amounts theretofore credited to his Deferred Compensation Account under the Plan, without the consent of the recipient of such award or such Participant. All Restricted Shares issued prior to any termination of the Plan that have not theretofore vested or been forfeited shall continue to be subject to the terms of the Plan.

  SECTION 13. PLAN EFFECTIVENESS. The Plan shall be submitted for approval by the stockholders of the Company at the 1996 annual meeting of stockholders. The Plan shall become effective on the date of its approval by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at such annual meeting. If the Plan is not so approved, the Plan shall terminate and all actions hereunder shall be null and void.

  SECTION 14. GENERAL PROVISIONS.

  (a) No Continuing Right as Director. Neither the adoption or operation of the Plan, nor the Plan itself or any document describing or relating to the Plan, or any part hereof, shall confer upon any Outside Director any right to continue as a director of the Company or any subsidiary of the Company.

  (b) Nonalienation of Benefits. No Outside Director or Participant shall have the right to sell, assign, transfer, or otherwise convey or encumber in whole or in part the right to receive any award or payment under the Plan, except in accordance with the express provisions hereof.

  (c) Binding Effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Outside Director and any other recipient of Restricted Shares hereunder and each such person's heirs, legatees, distributees, and legal representatives.

  (d) Severability. If any provision of the Plan or any agreement hereunder is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

  (e) Expenses. All expenses incident to the administration, protection, or termination of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

  (f) Notices. Whenever any notice is required or permitted under the Plan or any agreement hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder or under an agreement shall be deemed to be delivered on the date on which it is personally delivered, or on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Outside Director may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an agreement shall be delivered or sent
(i) to the Outside Director at his address as set forth in the records of the Company or (ii) to the Company or the Compensation Committee at the principal executive offices of the Company clearly marked "Attention: President".

  (g) No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary thereof from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Share Award made or to be made under the Plan. No Outside Director or other person shall have any claim against the Company or any subsidiary thereof as a result of such action.

  (h) Governing Law. The provisions of the Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

  (i) Miscellaneous. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

                                                                      EXHIBIT B

                              ORYX ENERGY COMPANY

              EXECUTIVE VARIABLE INCENTIVE PLAN ("EXECUTIVE VIP")

                                   ARTICLE I

                              PURPOSE OF THE PLAN

  The purpose of this Executive Variable Incentive Plan (hereinafter referred to as the "Plan") for Oryx Energy Company is to provide incentive compensation opportunities for certain executive employees of the Company and to provide certain participants the option of taking all or a portion of their annual incentive compensation awards in restricted common stock of the Company. The Plan seeks to reinforce three significant Company values: teamwork, sharing success, and the rewarding of individual performance. It is also designed to assist in the attraction, motivation, and retention of superior employees and to link employees to the Company's strategic objectives and the interests of stockholders. Each year, Participants in the Plan will have the opportunity to earn incentive compensation awards based upon the attainment of specific Performance Goals established at the beginning of each Plan Year by the Compensation Committee of the Board of Directors.

                                  ARTICLE II

                                  DEFINITIONS

  When used in the Plan, the following terms shall have the following meanings:

  2.1Base Salary means the annualized weekly base salary in effect as of the last pay period ending during the Plan Year as reflected in the personnel records of the Company.

  2.2Board of Directors means the Board of Directors of the Company.

  2.3Common Stock means the common stock, par value $1.00 per share, of the Company or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

  2.4Company means Oryx Energy Company.

  2.5Compensation Committee means the Compensation Committee of the Board of Directors, which will have the overall responsibility for administering the Plan.

  2.6Corporate Change: A "Corporate Change" shall be deemed to have occurred for the purposes of Article IX hereof upon (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger, or consolidation of the Company with one or more corporations (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of Article IX hereof if (a) individuals who were directors of the Company immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board of Directors of the Company (or of the Board of Directors of any successor to the Company or to a company which has acquired all or substantially all of its assets) or (b) any entity, person, or Group acquires shares of the Company in a transaction or series of transactions that result in such entity, person, or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock of the Company. As used herein, "Control Transaction" shall be (a) any tender offer for or acquisition of capital stock of the Company, (b) any merger or consolidation of the Company, (c) any contested election of directors of the Company, or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board of Directors of the Company. As used herein, "Group" shall mean persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

  2.7Disability: For purposes of Articles III and IX hereof, the "Disability" of a Participant shall be deemed to have occurred if, in the good faith judgment of the Compensation Committee, the Participant shall become unable to continue the proper performance of his or her duties as an employee of the Company or a subsidiary thereof on a full-time basis as a result of his or her physical or mental incapacity.

  2.8Executive Deferred Compensation Plan means the nonqualified deferred compensation plan of the Company in which certain executive employees of the Company may voluntarily elect to participate by deferring their cash awards earned pursuant to the Plan as set forth in Article VIII hereof.

  2.9Fair Market Value means the average of the reported high and low sales prices of the Common Stock (rounded up to the nearest one-eighth of a dollar) on the date Fair Market Value is to be determined (or if there was no reported sale on such date, the next preceding date on which any reported sale occurred) on the New York Stock Exchange (or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal exchange or in such other principal market on which the Common Stock is then listed or admitted to trading).

  2.10
     Just Cause means willful misconduct or dishonesty by the Participant, conviction of the Participant for a felony or failure by the Participant to contest prosecution for a felony, or excessive absenteeism on the part of the Participant not related to illness.

  2.11
     Participant means any employee of the Company or any subsidiary thereof who is described as eligible to participate in the Plan as set forth in Article III hereof.

  2.12
     Performance Goals mean the performance goals established each year pursuant to the Plan upon which performance will be measured.

  2.13
     Plan means the Executive Variable Incentive Plan of Oryx Energy Company, effective as of January 1, 1996, as described herein.

  2.14
     Plan Year means the performance period of the Plan, commencing on January 1 and ending December 31 each year, commensurate with the Company's fiscal year.

  2.15
     Restricted Stock means Common Stock issued pursuant to, and with such restrictions as are imposed by, Article IX hereof.

  2.16
     Retirement: For purposes of Articles III and IX hereof, the term "Retirement" shall mean a termination of employment with the Company or a subsidiary thereof by reason of retirement either (i) on a voluntary basis by a Participant who is at least 60 years of age or
     (ii) with the written consent of the Compensation Committee in its sole discretion (in the case of the retirement of the Chief Executive Officer of the Company) or with the written consent of the Chief Executive Officer of the Company in his sole discretion (in the case of the retirement of any other Participant). The preceding provisions of this Section to the contrary notwithstanding, at any time prior to one year preceding the date on which a Participant attains age 60, a Participant may make a written irrevocable election to defer his or her voluntary retirement age set forth in clause (i) to age 61 or such later age the Participant may designate in such election. In addition, any Participant who makes such an election may make a subsequent written irrevocable election to further defer his or her voluntary retirement age to any age at least one year older than the age previously designated provided that such election must be made at least one year prior to the attainment of the previously elected voluntary retirement age.

  2.17
     Target means the level of performance that is judged to be acceptable or standard for which 100% of the award will be paid for attainment of that performance objective.

  2.18
     Target Award Level means the percentage of Base Salary that may be earned by each Participant based upon the attainment of the Target (100%) level of performance.

  2.19
     Threshold means the level of performance that is judged to be the minimum acceptable for which some percentage, less than 100%, of the award will be paid for attainment of that performance objective.

                                  ARTICLE III

                                  ELIGIBILITY

  3.1Subject to the provisions of this Article III, only those employees of the Company or a subsidiary thereof who are "officers" of the Company as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, are eligible to participate in this Plan and only those so eligible who are designated by the Compensation Committee as "Participants" in the Plan for any Plan Year will participate in the Plan for such Plan Year.

  3.2An employee must be on the regular payroll (including approved annual vacation leave) as of December 31 of the Plan Year and have at least 26 completed weeks of active service during the Plan Year in order to be eligible to receive an award pursuant to the Plan for such Plan Year. Any employee who satisfies the criteria for receiving an award pursuant to the Plan for a Plan Year but who had fewer than 52 completed weeks of active service during the Plan Year shall have his or her award pro-rated based on his or her number of completed weeks of active service during the Plan Year. An employee whose employment terminates during the Plan Year for any reason other than those reasons set forth in Section 3.4 hereof is not eligible to receive an award pursuant to the Plan for such Plan Year.

  3.3Any provision of the Plan to the contrary notwithstanding: (i) for purposes of determining an employee's completed weeks of active service during a Plan Year under this Article III, any period of approved annual vacation leave, and any period of a leave of absence (whether paid or unpaid) to which the employee is entitled pursuant to the Family and Medical Leave Act, shall be included as active service for such Plan Year; (ii) for purposes of determining whether an employee is on the regular payroll as of December 31 of a Plan Year under this Article III, an employee on a leave of absence as of December 31 of a Plan Year (whether paid or unpaid) to which the employee is entitled pursuant to the Family and Medical Leave Act shall be deemed to be on the regular payroll as of such date; and
     (iii) for purposes of determining whether an employee is on the regular payroll as of December 31 of a Plan Year under this Article III, an employee receiving benefits pursuant to the Company's Short-Term Disability Program or Long-Term Disability Plan shall be deemed to be on the regular payroll as of such date if such employee had at least 26 completed weeks of active service during the Plan Year.

  3.4Any Participant whose employment terminates during a Plan Year (but prior to December 31 of such Plan Year) due to Disability, Retirement or death shall be eligible for a pro rata award for the Plan Year based on the number of his or her completed weeks of active service during the Plan Year, provided such Participant has accumulated at least 26 completed weeks of active service in the Plan Year. In the event of an employee's death, the designated beneficiary of the employee under the Plan shall be the same as his or her designated beneficiary under the Company's Death Benefit Plan.

                                  ARTICLE IV

                          ADMINISTRATION OF THE PLAN

  4.1The Plan shall be administered by the Compensation Committee. Subject to the express provisions of the Plan, the Compensation Committee shall have the right and authority, in its sole and absolute discretion, (a) to adopt, amend, or rescind administrative and interpretive rules and regulations relating to the Plan; (b) to construe the Plan; (c) to make all other determinations necessary or advisable for administering the Plan; (d) to determine the terms and provisions of the respective agreements (which need not be identical) relating to the award of shares of Restricted Stock pursuant to
     Article IX hereof; (e) to construe such agreements; and (f) to exercise the powers conferred on the Compensation Committee under the Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Compensation Committee on the matters referred to in this Section 4.1 shall be final and conclusive.

  4.2Subject to the express provisions of the Plan, the Compensation
     Committee shall have the exclusive authority to amend, modify, suspend, or terminate the Plan at any time; provided, however, that no amendment, modification, suspension or termination of the Plan shall in any manner adversely affect the right of any Participant to receive any amount to which such Participant has become entitled prior to such amendment, modification, suspension or termination.

  4.3At the beginning of the Plan Year, the Chief Executive Officer of the Company shall make recommendations to the Compensation Committee regarding Performance Goals and the respective Threshold and Target levels of performance associated with each. Within the first 90 days of the Plan Year the Compensation Committee will review the recommendations of the Chief Executive Officer and approve or modify the recommendations as presented. In addition, as provided in more detail in Articles V and VI hereof, at the completion of the Plan Year, the Compensation Committee shall review and certify the Plan award levels based upon actual performance during the Plan Year, and may exercise discretion in approving the award for any Participant such that the Compensation Committee may reduce (but may not increase) any or all of a Participant's award otherwise determined in accordance with the formula set forth in this Plan and the performance results for such Plan Year. The Compensation Committee may, in its discretion, design the award levels and performance goals for any Plan Year for any individual or group of individuals in a manner which will except any compensation paid to any such individual or group from the deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, but the Compensation Committee is not obligated to do so.

                                   ARTICLE V

                              TARGET AWARD LEVELS

  5.1Participants in the Plan shall have Target Award Levels expressed as a percentage, not to exceed 100%, of their respective Base Salaries during the Plan Year. The Target Award Levels for a Plan Year will be established for each Participant by the Compensation Committee within the first 90 days of the Plan Year.

                                  ARTICLE VI

            DETERMINATION OF PERFORMANCE GOALS AND AMOUNT OF AWARDS

  6.1
     Within the first 90 days of each Plan Year, the Compensation Committee shall establish the Performance Goals which shall provide the basis for calculating the annual incentive compensation award for Participants for such Plan Year. The Performance Goals established by the Compensation Committee for a Plan Year may be based on stock price, cash flows, net income, operating income, expense levels, debt balance, debt ratings, total shareholder return, return on investment, return on equity, economic value added, production volumes, reserve additions, profit or cost per equivalent barrel, earnings per share, net asset value per share, or such other goals as the Compensation Committee may determine appropriate for a Plan Year. The Performance Goals may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular employee, division, department, branch, subsidiary or other unit to which a particular employee is assigned. In establishing the Performance Goals for the applicable Plan Year, the Compensation Committee may establish different Performance Goals for individual Participants or groups of Participants. Each Performance Goal will be weighted to reflect its relative performance to the Company's strategic business plans for the Plan Year. The sum of the weightings of the Performance Goals at the Target level for particular Participants or groups of Participants will equal 100% for the Plan Year. Each Performance Goal will have stated Threshold and Target levels of performance which will provide a range of award possibilities.

  6.2As of the end of each Plan Year, a performance score will be determined by the Compensation Committee for each Performance Goal wherein achievement will be based upon actual performance compared to the Threshold and Target levels of performance. The Compensation Committee shall certify the degree of achievement of each Performance Goal based upon the actual performance results for the Plan Year. The results of the Performance Goals will be summed to determine the basis for the annual incentive compensation award for the Participant or group of Participants to which they apply, which sum may exceed 100%.

  6.3As of the end of the Plan Year, a Participant's incentive compensation award based upon attainment of Performance Goals for the Plan Year shall be calculated by multiplying such Participant's Base Salary by the Participant's Target Award Level for such Plan Year. The result shall then be multiplied by the performance score applicable to such Participant as determined by the Compensation Committee for such Plan Year in accordance with Section 6.2 hereof. After such amount is determined, the Compensation Committee may, in its sole discretion, reduce or eliminate (but may not increase) the amount of the award for a particular Participant based upon such factors as the Compensation Committee may determine to be relevant, including but not limited to such Participant's individual performance, but also shall take into consideration reliance placed on the Plan by the Participant in rendering performance during the Plan Year. Any provision of this Plan to the contrary notwithstanding, the maximum incentive compensation award based upon attainment of Performance Goals that may be payable to any Participant for a Plan Year calculated as described above shall be 200% of his or her annualized weekly base salary in effect as of the first pay period ending during the Plan Year to which the award relates.

  6.4In addition to the incentive compensation awards based upon attainment of Performance Goals as set forth above, the Compensation Committee may, in its sole discretion, grant ad hoc incentive compensation awards to any Participant or group of Participants in such amount or amounts as it shall determine to be appropriate based upon such factors as it shall deem to be relevant. Any such ad hoc incentive compensation awards shall be determined and granted by the Compensation Committee after the Plan Year to which the award relates but prior to April 30 following the end of such Plan Year.

                                  ARTICLE VII

                           FORM AND TIMING OF AWARDS

  7.1
     Incentive compensation awards under the Plan may be paid in cash or shares of Common Stock, or in any combination thereof, at the discretion of the Compensation Committee. Awards so paid in

     Common Stock shall be valued based on the Fair Market Value of the Common Stock as of the first business day following the completion of the Plan Year. The manner of payment will be at the discretion of the Compensation Committee. Awards shall be paid by April 30 following the completion of the Plan Year. Awards shall be subject to the normal rules and regulations regarding the withholding for taxes and other deductions, if any, as may be in effect from time to time.

  7.2Certain Participants may elect to have their cash incentive compensation awards earned under the Plan (a) deferred in accordance with the provisions of Article VIII hereof or (b) paid to them in shares of Restricted Stock in accordance with the provisions of
     Article IX hereof.

                                 ARTICLE VIII

                          VOLUNTARY ELECTION TO DEFER

  8.1Participants eligible to participate in the Executive Deferred
     Compensation Plan may elect to defer their cash incentive compensation awards pursuant to the Plan by their voluntary election to participate in the Executive Deferred Compensation Plan. Based upon the terms and provisions of the Executive Deferred Compensation Plan, certain Participants may irrevocably elect to defer the receipt of all or a portion of their earned cash incentive compensation awards to a specified future date such as retirement. The election to participate in the Executive Deferred Compensation Plan must be made in writing and submitted to the Company's Human Resources Department before the commencement of the Plan Year.

                                  ARTICLE IX

                VOLUNTARY ELECTION TO RECEIVE RESTRICTED STOCK

  9.1Subject to the provisions of this Article IX, eligible Participants may elect to have their cash incentive compensation awards earned under the Plan for any Plan Year paid to them in shares of Restricted Stock. An election made by an eligible Participant pursuant to this
     Article IX (a) may be made only as to increments of 25%, 50%, 75%, or 100% of the Participant's cash incentive compensation award, (b) must be made in writing on a form approved for this purpose by the Compensation Committee and submitted to the Company's Human Resources Department on or before March 1 of the Plan Year in respect of which the award is earned (or on or before such later date as the Compensation Committee may approve), and (c) shall be irrevocable. The elections provided for under this Article IX are hereinafter referred to as "Restricted Stock Elections". The payment of shares of Restricted Stock pursuant to this Article IX shall be subject to the approval of the Compensation Committee, which shall have the discretion to cause the Company to settle all or any part of the Company's payment obligation under a Restricted Stock Election by the payment to the Participant of his or her cash incentive compensation award in lieu of the shares of Restricted Stock the Company would otherwise be obligated to deliver.

  9.2Prior to February 15 of each Plan Year, the Compensation Committee shall designate the Participants or class or classes of Participants (if any) who shall be eligible to make Restricted Stock Elections with respect to awards earned under the Plan for such Plan Year. Such determinations shall be in the sole discretion of the Compensation Committee. A Participant who has made a Restricted Stock Election shall be eligible to receive shares of Restricted Stock pursuant thereto only if such Participant is an employee of the Company or a subsidiary thereof on the date that such shares are issued. If the Participant is not so employed, then the Participant's prior election to receive shares of Restricted Stock in lieu of all or part of his or her cash incentive compensation award for such Plan Year shall be void.

  9.3The total number of shares of Restricted Stock to be paid to a Participant who has made a Restricted Stock Election shall be determined by dividing

            (x) the product obtained (the "Subject Amount") by multiplying (i)
                the amount of the Participant's cash incentive compensation award earned under the Plan for the Plan Year times (ii) the percentage of such amount that the Participant elected to have paid in shares of Restricted Stock pursuant to his or her Restricted Stock Election, by

            (y) the Fair Market Value of the Common Stock as of the first business day following the completion of the Plan Year.

     In determining the number of shares of Restricted Stock to be paid to a Participant, the Compensation Committee may, in its discretion, increase the value of such Participant's Subject Amount by multiplying it by a factor, which shall not be greater than 150%, as determined by the Compensation Committee. The factor shall be established by the Compensation Committee prior to February 15 of the Plan Year and shall be that rate which the Compensation Committee, in its sole discretion, determines to be appropriate for such Plan Year to reflect the Participant's election to forego cash compensation in exchange for shares of Restricted Stock. No fractional shares of Common Stock shall be issued pursuant to this Section 9.3; instead, the Company shall pay to the Participant the amount of his or her cash incentive compensation award not converted into whole shares of Restricted Stock pursuant to this Section 9.3.

  9.4All shares of Restricted Stock issued to Participants pursuant to this
     Article IX with respect to a Plan Year shall be subject to a restricted period (the "Restricted Period"), the duration of which shall be determined by the Compensation Committee in its sole discretion prior to February 15 of such Plan Year. The Restricted Period for shares of Restricted Stock issued to a Participant shall commence on the first business day following completion of the Plan Year. Shares of Restricted Stock issued to a Participant pursuant to this Article IX shall be forfeited to the Company at no cost to the Company if the Participant's employment with the Company or a subsidiary of the Company terminates prior to the expiration or termination of the Restricted Period applicable to such shares; provided, however, that the shares of Restricted Stock shall become fully vested and the Restricted Period shall terminate upon (a) the Participant's termination of employment during the Restricted Period due to death, Disability, or Retirement, (b) the involuntary termination of the Participant's employment with the Company and its subsidiaries by action of the Company (or its subsidiary, with respect to a Participant employed by a subsidiary of the Company) during the Restricted Period for reasons other than Just Cause, or (c) the occurrence of a Corporate Change during the Restricted Period. Unless and until shares of Restricted Stock are delivered to the Participant upon vesting, the shares of Restricted Stock shall not be sold, assigned, transferred, discounted, exchanged, pledged, or otherwise encumbered or disposed of by the Participant in any manner. The Compensation Committee may from time to time, in its discretion, and subject to such terms and conditions as the Compensation Committee may prescribe, grant to Participants to whom shares of Restricted Stock have been issued pursuant to this Article IX the right to extend the Restricted Period applicable to such shares for an additional period of time or until the occurrence of a specified event or events, in which case such shares shall remain subject to the restrictions of this Article IX for the period of such extension.

  9.5The Company shall issue, in the name of each Participant to whom shares of Restricted Stock have become payable pursuant to this
     Article IX (or, at the option of the Company, in the name of a nominee of the Company), stock certificates representing the total number of shares of Restricted Stock to be paid to the Participant with respect to a Plan Year, as soon as reasonably practicable after the date on which the Compensation Committee approves, certifies and announces the awards for such Plan Year. The Company or its agent, at the direction of the Compensation Committee, shall hold such certificates, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, for the Participant's benefit until such time as the shares of Restricted Stock represented by such certificates are forfeited to the Company or the restrictions thereon terminate.

  9.6Upon the issuance of a certificate representing shares of Restricted
     Stock to a Participant, the Participant shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to such shares, subject to the provisions of this Article
     IX. If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization, or otherwise, with respect to the shares of Common Stock constituting the shares of Restricted Stock, then the Company shall pay or make such dividend or other distribution with respect to the shares of Restricted Stock; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable to the shares of Restricted Stock until the shares with respect to which such dividend or other distribution was paid or made are either vested or forfeited. If any shares of Restricted Stock with respect to which such dividend or distribution was paid or made do not vest but instead are forfeited pursuant to the provisions hereof, then the Participant shall not be entitled to receive such dividend or distribution with respect to such forfeited shares and such dividend or distribution with respect to such forfeited shares shall likewise be forfeited and automatically transferred to and reacquired by the Company. If any shares of Restricted Stock with respect to which such dividend or distribution was paid or made become vested pursuant to the provisions hereof, then the Participant shall be entitled to receive such dividend or distribution with respect to such vested shares, without interest, and such dividend or distribution with respect to such vested shares shall likewise be delivered to the Participant.

  9.7If any of the following events shall occur at any time while shares of Restricted Stock are outstanding and prior to the vesting or forfeiture thereof, the following adjustments shall be made in the number of shares of Common Stock then constituting such shares of Restricted Stock, as appropriate:

            (a) If the Company pays a dividend on its outstanding shares of
                Common Stock in shares of Common Stock or subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of shares of Common Stock then constituting the shares of Restricted Stock shall be proportionately increased. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock then constituting the shares of Restricted Stock shall be proportionately reduced. An adjustment made pursuant to this
                Section 9.7(a) shall become effective as of the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

            (b) In case of any recapitalization or reclassification of the
                Common Stock, or any merger or consolidation of the Company with or into one or more other corporations, or any sale of all or substantially all the assets of the Company, as a result of which the holders of Common Stock receive other stock, securities, or property in lieu of or in addition to, but on account of, their shares of Common Stock, (A) such other stock, securities, or property allocable (as provided in clause (B) below) to the shares of Common Stock then constituting the shares of Restricted Stock shall be paid and delivered with respect to such shares of Restricted Stock, subject to the same restrictions applicable to such Restricted Stock, and (B) the Company shall make or cause to be made lawful and adequate provision whereby, upon the vesting of the shares of Restricted Stock after the record date for the determination of the holders of Common Stock entitled to receive such other stock, securities, or property, the Participant shall receive, in lieu of or in addition to the shares of Restricted Stock that have vested, as the case may be, the shares of stock, securities, or property that would have been allocable to such shares of Restricted Stock had such shares vested immediately prior to such record date. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or smaller number of shares of Common Stock shall not be deemed to be a recapitalization or reclassification of the Common Stock for the purposes of this Section 9.7(b).

   9.8
     Upon the expiration or termination of the Restricted Period applicable to shares of Restricted Stock, the restrictions applicable to the shares of Restricted Stock that have not theretofore been forfeited shall terminate, and as soon as practicable thereafter a stock certificate for the number of shares of Restricted Stock with respect to which the restrictions have terminated, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Article IX, shall be delivered, free of all such restrictions, to the Participant or the Participant's beneficiary or estate, as the case may be.

   9.9
     Each recipient of shares of Restricted Stock pursuant to this Article IX shall, as a condition precedent to the issuance of such shares to or on behalf of such person, enter into an agreement with the Company, in such form as the Compensation Committee shall prescribe and which is consistent with the provisions of the Plan, setting forth or incorporating the restrictions, terms, and conditions of the award of Restricted Stock. An agreement may contain such provisions as the Compensation Committee deems appropriate to enable the Company or its appropriate affiliate to satisfy its federal and any applicable state and local tax withholding obligations, including provisions permitting the Company, upon the vesting of shares of Restricted Stock, to withhold delivery of shares of Restricted Stock or accept delivery of other shares of Common Stock owned by the Participant to satisfy such tax withholding obligations. In the event of any inconsistency between the provisions of the Plan and any such agreement, the provisions of the Plan shall govern.

   9.10
     Notwithstanding anything contained in the Plan to the contrary, the Compensation Committee shall have the right to cancel all or any portion of any outstanding restrictions prior to the expiration or termination of such restrictions with respect to any or all shares of Restricted Stock on such terms and conditions as the Compensation Committee may, in writing, deem appropriate.

                                   ARTICLE X

                            NO RIGHT OF EMPLOYMENT

  10.1
     Nothing in the Plan, including the employee's eligibility for participation in the Plan, will infer any right of employment by the Company or any subsidiary thereof to such employee.

                                  ARTICLE XI

                                 MISCELLANEOUS

  11.1
     The total number of shares of Common Stock that may be issued, transferred, or awarded pursuant to Section 7.1 or Article IX of the Plan shall not exceed a maximum of 300,000 in the aggregate. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares that may be issued or awarded under the Plan shall be increased or decreased proportionately. Shares that have been previously delivered to a Participant as Restricted Stock that have since been forfeited shall be available for further issuance or award under the Plan. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Compensation Committee, in its discretion, shall from time to time determine.

  11.2
     Subject to the provisions of Article IX hereof, a Participant shall not have the right to anticipate, alienate, sell, transfer, assign, pledge, or encumber his or her right to receive any award made under the Plan.

  11.3
     No Participant shall have any lien on any assets of the Company or any subsidiary thereof by reason of any rights to any award made under the Plan.

  11.4
     No member of the Compensation Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any awards made hereunder; and the members of the Compensation Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expenses (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may be in effect from time to time.

  11.5
     The adoption of the Plan or any modification or amendment hereof does not imply any commitment to continue or adopt the same plan, or any modification hereof, or any other plan for incentive compensation for any succeeding year, provided that no termination, modification or amendment of the Plan shall adversely affect the right of any Participant to receive any amount to which such Participant has become entitled prior to such termination, modification, or amendment.

  11.6
     The laws of the State of Texas shall govern the Plan.

  11.7
     The Plan shall be binding on the successors of the Company.

  11.8
     The Plan shall be deemed adopted by the Board of Directors as of January 1, 1996. The Plan shall be deemed effective as of the date of its adoption by the Board of Directors, provided it is duly approved by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the 1996 annual meeting of stockholders of the Company. If the Plan is not approved by the stockholders, the Plan shall terminate and all actions taken hereunder shall be null and void.

                              ORYX ENERGY COMPANY

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              ORYX ENERGY COMPANY

 The undersigned hereby appoints Robert L. Keiser, William C. Lemmer and Ed-ward W. Moneypenny, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby autho-rizes them to represent and vote, as provided on the other side, all the shares of Oryx Energy Company Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 2, 1996 or any adjournment thereof, with all powers which the under-signed would possess if present at the Meeting.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

-------------------------------------------------------------------------------


                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------
This Proxy when properly executed will be voted by the Proxies in the manner designated below. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1, 2, 3 and 4 and AGAINST Items 5 and 6.
                                              Please mark
                                               your votes          [X]
                                                as this




Signature(s) ___________________________   Date _______________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such
---









THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR ITEMS 1, 2, 3 AND 4
Item 1--ELECTION OF CLASS II DIRECTORS                       WITHHELD
        Nominees:                                       FOR  FOR ALL
        Robert L. Keiser                                [ ]    [ ]
        Paul R. Seegers
        Ian L. White-Thomson

        WITHHELD FOR:
        (Write that nominee's name in the space provided below).

        --------------------------------------------------------

ITEM 2--APPOINTMENT OF INDEPENDENT ACCOUNTANTS          FOR AGAINST ABSTAIN
                                                        [ ]   [ ]     [ ]

ITEM 3--APPROVAL OF EQUITY AND DEFERRED COMPENSATION    [ ]   [ ]     [ ]
        PLAN FOR NON- EMPLOYEE DIRECTORS

ITEM 4--APPROVAL OF EXECUTIVE VARIABLE INCENTIVE PLAN   [ ]   [ ]     [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 5 AND 6

ITEM 5--STOCKHOLDER PROPOSAL-SHAREHOLDERS ADVISORY      FOR AGAINST ABSTAIN
        COMMITTEE                                       [ ]   [ ]     [ ]

ITEM 6--STOCKHOLDER PROPOSAL-DECLASSIFICATION OF
        BOARD                                           [ ]   [ ]     [ ]



If you plan to attend the Annual Meeting,                 WILL ATTEND
please mark the WILL ATTEND block.                            [ ]


                             FOLD AND DETACH HERE

                               ADMISSION TICKET

                              ORYX ENERGY COMPANY

                      1996 ANNUAL MEETING OF STOCKHOLDERS

                             THURSDAY, MAY 2, 1996
                                   9:00 A.M.
                             LAKEWOOD ROOM I & II
                          CITYPLACE CONFERENCE CENTER
                              2711 NORTH HASKELL
                                 DALLAS, TEXAS


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE